Prospectus Supplement
(to Prospectus Dated November 14, 1997)

     [LOGO]
$502,863,289.37

First Security-Registered Trademark- Auto Grantor Trust 1997-B
$480,234,289.37 6.10% ASSET BACKED CERTIFICATES, CLASS A
$22,629,000.00 6.27% ASSET BACKED CERTIFICATES, CLASS B

First Security Bank-Registered Trademark-, N.A.
SELLER AND SERVICER

The 6.10% Asset Backed Certificates, Class A (the "Class A Certificates") and the 6.27% Asset Backed Certificates, Class B (the "Class B Certificates" together with the Class A Certificates, the "Certificates") offered hereby evidence undivided interests in the First Security Auto Grantor Trust 1997-B (the "Trust") created pursuant to a Pooling and Servicing Agreement (the "Agreement") among First Security Bank, N.A., as Seller (the "Seller" and the "Bank") and as Servicer (the "Servicer"), and Bankers Trust Company, as Trustee (the "Trustee"). The property of the Trust will include a pool of fixed rate simple interest retail motor vehicle installment sale contracts and installment loans directly or indirectly originated by the Seller (collectively, the "Receivables"), certain monies received under the Receivables after October 24, 1997 (the "Cutoff Date"), perfected security interests in the new and used automobiles and light trucks financed thereby, certain rights of the Trust under the Pooling and Servicing Agreement and the Yield Supplement Agreement, certain amounts from time to time on deposit in certain accounts maintained by the Trustee for the benefit of Certificateholders and the Seller's rights to payments under agreements with dealers of Financed Vehicles and insurance policies relating to the Receivables, as more fully described under "The Trust Property" in the accompanying Prospectus. The aggregate principal balance of the Receivables on the Cutoff Date was $502,863,289.37.

Principal and interest at the Class A Pass-Through Rate of 6.10% per annum will be distributed with respect to the Class A Certificates on the 15th day of each month (or the next following business day), beginning December 15, 1997 (each, a "Distribution Date"). Principal and interest at the Class B Pass-Through Rate of 6.27% per annum will be distributed with respect to the Class B Certificates on each Distribution Date. The final scheduled Distribution Date is April 15, 2003. Distributions of interest and principal on the Class B Certificates will be subordinated in priority of payment to the payment of interest and principal on the Class A Certificates to the extent described herein.

The Certificates will be represented initially by global certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Certificates will be represented by book entries on the records of DTC and participating members thereof. Definitive Certificates will be available only under the limited circumstances described in the accompanying Prospectus.

Prospective investors should consider the factors set forth under "Risk Factors" on page S-4 herein and on pages 10 through 14 in the accompanying Prospectus.

THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE SELLER, FIRST SECURITY CORPORATION OR ANY AFFILIATE THEREOF. NEITHER THE CERTIFICATES NOR THE RECEIVABLES ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

---------------------------------------------------------------------------------------------------------
                                                                                            Proceeds to
                                                                                                the
                                                                Price to      Underwriting     Seller
                                                               Public (1)    Discount (2)    (1)(2)(3)
---------------------------------------------------------------------------------------------------------
Per Class A Certificate                                        99.973744%       0.230%       99.743744%
---------------------------------------------------------------------------------------------------------
Per Class B Certificate                                        99.979567%       0.300%       99.679567%
---------------------------------------------------------------------------------------------------------
Total                                                        $502,732,575.27 $1,172,425.87 $501,560,149.41
---------------------------------------------------------------------------------------------------------

(1) Plus accrued interest, if any, calculated from November 15, 1997.

(2) The underwriting discount only applies to $381,234,289.37 aggregate principal amount of the Class A Certificates and $21,000,000.00 aggregate principal amount of the Class B Certificates that are offered by J.P. Morgan Securities Inc. and BancAmerica Robertson Stephens. See "Underwriting."

(3) Before deducting expenses payable by the Seller, estimated to be $650,000.00. The Certificates are offered subject to receipt and acceptance by the Underwriters and the Capital Markets Division of First Security Bank, N.A., to prior sale and to the right of the Underwriters and First Security Bank, N.A. to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Certificates will be made in book-entry form through the facilities of DTC on or about November 20, 1997.

J.P. Morgan & Co.

                         BancAmerica Robertson Stephens

                                       First Security Bank-Registered Trademark-
The date of this Prospectus Supplement is November 14, 1997.

No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus Supplement and the Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Seller or the Underwriters. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus Supplement or the Prospectus nor any sale made hereunder, shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Seller or the Trust since such date.

Until February 12, 1998 (90 days after the date of this Prospectus Supplement), all dealers effecting transactions in the Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and the Prospectus to which it relates. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               Table of Contents

                                                                           Page
                             Prospectus Supplement

The Certificates........................................................     S-3
Risk Factors............................................................     S-4
Delinquency and Loss Experience of the Seller...........................     S-5
The Receivables.........................................................     S-6
The Trustee.............................................................     S-8
ERISA Considerations....................................................     S-8
Underwriting............................................................     S-9

                                   Prospectus

Available Information...................................................       2
Reports to Certificateholders...........................................       2
Prospectus Summary......................................................       3
Risk Factors............................................................      10
Formation of the Trusts.................................................      14

                                                                           Page
Trust Property..........................................................      14
The Motor Vehicle Loan Portfolio........................................      15
Maturity and Prepayment Assumptions.....................................      17
Yield Considerations....................................................      18
Pool Factors and Other Information......................................      18
Use of Proceeds.........................................................      19
The Bank................................................................      19
The Certificates........................................................      19
Certain Legal Aspects of the Receivables................................      39
Federal Income Tax Consequences.........................................      44
ERISA Considerations....................................................      51
Plan of Distribution....................................................      53
Legal Matters...........................................................      53
Index of Defined Terms..................................................      54

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PLACE OF THE CERTIFICATES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF CERTIFICATES BEING OFFERED BY THE SELLER PURSUANT TO ITS PROSPECTUS DATED NOVEMBER 14, 1997, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THE OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

                                The Certificates

The Certificates are a series of Certificates described in the accompanying Prospectus. The series of Certificates consists of two classes, entitled 6.10% Asset Backed Certificates, Class A (the "Class A Certificates") and 6.27% Asset Backed Certificates, Class B (the "Class B Certificates"). The Certificates will be issued by the First Security Auto Grantor Trust 1997-B (the "Trust") to be formed by the Seller pursuant to a Pooling and Servicing Agreement (the "Agreement ") between the Seller, the Servicer and Bankers Trust Company, as Trustee (the "Trustee") to be dated as of November 20, 1997 (the "Closing Date"). The initial Collection Period will be the period from but not including the Cutoff Date to and including November 24, 1997. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Prospectus. In addition to the terms and conditions set forth below, reference is made to the Prospectus for the terms and conditions of the Certificates.

General

Original Pool Balance..................................      $502,863,289.37
Cutoff Date............................................     October 24, 1997
                                                            Bankers Trust
Collateral Agent.......................................        Company
Required Class A Rating................................                  AAA
Required Class B Rating................................                    A

Certificate Terms
Class A Percentage.....................................                95.5%
Class B Percentage.....................................                 4.5%
Original Class A Certificate Balance...................      $480,234,289.37
Original Class B Certificate Balance...................      $ 22,629,000.00
Class A Pass-Through Rate..............................                6.10%
Class B Pass-Through Rate..............................                6.27%
Interest Accrual Date..................................    November 15, 1997
Initial Distribution Date..............................    December 15, 1997
Final Scheduled Distribution Date......................       April 15, 2003

Reserve Account and Yield Supplement Account
Reserve Account Initial Deposit........................       $12,571,582.23
Basic Reserve Account Percentage.......................                 4.5%
Reserve Account Floor Amount...........................       $10,057,265.79
Reserve Account Increase Percentage....................                 9.0%
Reserve Account Trigger Starting Date..................     January 15, 1998
Default Trigger........................................                 1.5%
Delinquency Trigger....................................                1.25%
Yield Supplement Initial Deposit.......................           $11,713.42

                                  Risk Factors

IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT, PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS AND THE RISK FACTORS SET FORTH IN THE PROSPECTUS BEFORE INVESTING IN THE CERTIFICATES.

Lack of Geographic Diversification

Economic conditions in states where Obligors reside may affect the delinquency, loan loss and repossession experience of the Trust with respect to the Receivables. As of the Cutoff Date, the mailing addresses of Obligors with respect to 34.25% and 27.53% by principal balance of the Receivables were located in Utah and Idaho, respectively. Due to the concentration of Obligors in Utah and Idaho, adverse economic conditions in one or both of these states may have a disproportionate impact on the performance of the Receivables. Economic factors such as unemployment, interest rates, the rate of inflation and consumer perceptions may affect the rate of prepayment and defaults on the Receivables. See "The Receivables--Certain Characteristics."

                 Delinquency and Loss Experience of the Seller

The tables set forth below indicate the delinquency and credit loss/repossession experience for each of the last five calendar years of the Bank's entire portfolio of Motor Vehicle Loans. The tables include both Motor Vehicle Loans originated directly by the Bank and through Dealers in a relative proportion substantially similar to the Motor Vehicle Loans to be transferred to the Trust. Fluctuations in delinquencies, repossessions and charge-offs generally follow trends in the overall economic environment and may be affected by such factors as increased competition for obligors, rising consumer debt burden per household and increases in personal bankruptcies. Although delinquencies, repossessions and charge-offs have been rising, the Bank believes that these numbers continue to be commensurate with industry experience. The Bank believes that the increase in delinquencies in 1996 was due primarily to the merger in September 1996 of the Bank's Utah and Idaho collection departments and some associated turnover in personnel which resulted in a lack of continuity in the collections function. The Bank believes that most of the merger related issues have since been resolved. No assurance can be made, however, that the delinquency and loss experience for the Motor Vehicle Loans in the future will be similar to the historical experience set forth below.

Delinquency Experience

                           ----------------------------------------------------------------------------------------------
                                        As of September 30,                              As of December 31,
                           ----------------------------------------------  ----------------------------------------------
                                    1997                    1996                    1996                    1995
                           ----------------------  ----------------------  ----------------------  ----------------------
                            Number of               Number of               Number of               Number of
                                Loans      Amount       Loans      Amount       Loans      Amount       Loans      Amount
                           -----------  ---------  -----------  ---------  -----------  ---------  -----------  ---------
                                                               (DOLLARS IN THOUSANDS)
Portfolio at Period
  End....................     192,357   $2,096,098    181,205   $1,821,962    186,063   $1,888,980    169,273   $1,637,857

Delinquency(1)
  30-59 Days.............       2,995   $  30,373       3,512   $  32,562       3,183   $  30,284       2,691   $  23,440

  60-89 Days.............         720   $   7,562         682   $   6,223       1,148   $  10,897         517   $   5,018

  90 Days or More........         357   $   4,002         259   $   2,497         576   $   5,767         246   $   2,382

Total Delinquencies......       4,072   $  41,937       4,453   $  41,282       4,907   $  46,948       3,454   $  30,840

Total Delinquencies
  as Percentage
  of the Portfolio.......       2.12%       2.00%       2.46%       2.27%       2.64%       2.49%       2.04%       1.88%


                                    1994                    1993                    1992
                           ----------------------  ----------------------  ----------------------
                            Number of               Number of               Number of
                                Loans      Amount       Loans      Amount       Loans      Amount
                           -----------  ---------  -----------  ---------  -----------  ---------

Portfolio at Period
  End....................     197,996   $1,885,492    159,870   $1,409,188    130,180   $1,035,480
Delinquency(1)
  30-59 Days.............       2,345   $  20,775       1,458   $  11,722       1,227   $   8,398
  60-89 Days.............         603   $   5,838         337   $   2,702         283   $   2,171
  90 Days or More........         273   $   2,595         153   $   1,306         123   $     976
Total Delinquencies......       3,221   $  29,208       1,948   $  15,730       1,633   $  11,545
Total Delinquencies
  as Percentage
  of the Portfolio.......       1.63%       1.55%       1.22%       1.12%       1.25%       1.11%

----------------------------------

(1) The period of delinquency is based on the number of days payments are contractually past due for all Motor Vehicle Loans other than Motor Vehicle Loans previously charged off.

Credit Loss/Repossession Experience

                                               ---------------------------------------------------------------------------
                                                   Nine Months
                                               Ended September 30,                  Year Ended December 31,
                                               --------------------  -----------------------------------------------------
                                                    1997       1996       1996       1995       1994       1993       1992
                                               ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                         (DOLLARS IN THOUSANDS)
Portfolio Balance at Period End..............  $2,096,098 $1,821,962 $1,888,980 $1,637,857 $1,885,492 $1,409,188 $1,035,480
Average Portfolio Balance During Period......  $1,886,278 $1,714,478 $1,753,324 $1,745,369 $1,650,636 $1,221,927 $ 914,093
Average Number of Loans Outstanding During
  the Period.................................    178,671    174,241    176,850    182,716    179,061    145,683    119,669
Number of Repossessions During the Period....      3,645      3,248      4,198      4,153      3,528      2,583      2,125
Number of Repossessions as a Percentage of
  Average Number of Loans Outstanding(1).....      2.72%      2.49%      2.37%      2.27%      1.97%      1.77%      1.78%
Gross Charge-offs(2).........................  $  29,252  $  18,645  $  28,629  $  24,593  $  17,657  $  11,676  $   9,918
Recoveries on Loans Previously Charged
  Off(3).....................................  $  13,065  $   8,161  $  11,031  $  10,866  $   8,301  $   6,538  $   4,665
Net Charge-offs(4)...........................  $  16,187  $  10,484  $  17,598  $  13,727  $   9,355  $   5,138  $   5,253
Net Charge-offs as a Percentage of Portfolio
  Balance at Period End(1)...................      1.03%       .77%       .93%      0.84%      0.50%      0.36%      0.51%
Net Charge-offs as a Percentage of Average
  Balance During Period(1)...................      1.14%       .82%      1.00%      0.79%      0.57%      0.42%      0.57%

------------------------------

(1) September 30 figures have been annualized.

(2) Gross Charge-offs are generally stated net of liquidation proceeds.

(3) Recoveries on Loans Previously Charged Off generally include amounts received with respect to loans previously charged off, other than liquidation proceeds, net of collection expenses. A portion of recoveries has resulted from certain collection and recovery efforts used by the Bank with respect to defaulted receivables acquired by the Bank from other institutions as a result of mergers. Such defaulted receivables are not being transferred to the Trust and such reported recoveries may not be indicative of future results.

(4) Net Charge-offs equal Gross Charge-offs minus Recoveries on Loans Previously Charged Off.

                                The Receivables

Selection Criteria

Approximately 95.07% of the Motor Vehicle Loans were originated by the Seller through Dealers in the ordinary course of the Seller's business and in accordance with Seller's underwriting standards; the remainder of the Motor Vehicle Loans were made directly by the Seller to the Obligors in accordance with the Seller's underwriting standards. The Seller will warrant in the Agreement that all the Receivables have the following individual characteristics, among others: (i) the obligation of the related Obligor under each Receivable is secured by a security interest in either a new or used automobile or light truck; (ii) each Receivable has a contractual interest rate ("Contract Rate") of at least 6.00% and not more than 14.00%; (iii) each Receivable had a remaining maturity, as of the Cutoff Date, of not less than 6 months and not more than 60 months; (iv) each Receivable had a remaining principal balance of not less than $100 and not more than $70,000 as of the Cutoff Date; (v) no Receivable was more than 30 days past due as of the Cutoff Date; (vi) no Financed Vehicle had been repossessed as of the Cutoff Date; (vii) each Receivable is a Simple Interest Receivable; (viii) the Dealer of the Financed Vehicle, if any, has no participation in, or other right to receive, any proceeds of the Receivable and (ix) each Receivable was originated on or after July 8, 1991. No procedures adverse to Certificateholders were used by the Seller in selecting the Receivables to be transferred to the Trust on the Closing Date. All terms of the retail motor vehicle installment sale contracts and installment loans constituting the Receivables which are material to the Certificateholders are described in the Prospectus.

Certain Characteristics

As of the Cutoff Date, approximately 35.91% of the Original Pool Balance was attributable to loans for purchases of new Financed Vehicles and approximately 64.09% of the Original Pool Balance was attributable to loans for purchases of used Financed Vehicles.

The composition and distribution by Contract Rate of the Receivables as of the Cutoff Date are set forth in the following tables:

Composition of the Receivables

                    --------------------------------------------------------------------
                                                                  Weighted     Weighted
  Weighted Average      Aggregate   Number of       Average        Average      Average
  Contract Rate of      Principal  Receivables    Principal      Remaining     Original
       Receivables        Balance     in Pool       Balance           Term         Term
------------------  -------------  -----------  -------------  ------------  -----------
     10.177%        $502,863,289.37     51,135    $9,834.03     46.09 mos.   59.48 mos.

Distribution by Contract Rate of the Receivables

                                                         ---------------------------------------

                                                                                     Percent of
                                                                          Aggregate    Original
                                                          Number of       Principal        Pool
                                                         Receivables        Balance     Balance
                                                         -----------  -------------  -----------
Contract Rate Range
6.00-6.99..............................................         646   $3,447,657.01        0.69%
7.00-7.99..............................................       2,569   21,420,478.57        4.26
8.00-8.99..............................................       8,259   91,167,339.28       18.13
9.00-9.99..............................................      14,033   155,634,837.50      30.95
10.00-10.99............................................      10,832   107,470,823.37      21.37
11.00-11.99............................................       6,391   56,537,020.71       11.24
12.00-12.99............................................       5,191   42,805,819.71        8.51
13.00-13.99............................................       2,792   21,637,861.36        4.30
14.00-14.99............................................         422    2,741,451.86        0.55
                                                         -----------  -------------  -----------
    Total..............................................      51,135   $502,863,289.37      100.0%
                                                         -----------  -------------  -----------
                                                         -----------  -------------  -----------

------------------------

Geographic Distribution of the Receivables

    The following table sets forth the percentage of the Original Pool Balance in the states with the largest concentration of Receivables based on the billing addresses of the Obligors. No other state accounts for more than 1.0% of the Original Pool Balance.

                                                             -------------------

                                                              Percentage of
                                                              Original Pool
                                                                    Balance
                                                             -------------------
State
Utah.......................................................           34.25%
Idaho......................................................           27.53%
Nevada.....................................................           10.34%
Oregon.....................................................            9.59%
Washington.................................................            9.06%
Montana....................................................            4.10%
Wyoming....................................................            1.86%

Payments on the Receivables

The entire Original Pool Balance is attributable to Receivables that provide for the allocation of payments according to the "Simple Interest" method (each a "Simple Interest Receivable"). A Simple Interest Receivable provides for the amortization of the amount financed under the Receivable over a series of fixed level monthly payments (except that the last such payment may be different). However, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the Receivable multiplied by the stated Contract Rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable the amount received is applied first to interest accrued and unpaid to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before its schedule date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater, thereby having the effect of a prepayment. Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

The Receivables are prepayable at any time. Prepayments may also result from liquidations due to default, the receipt of monthly installments earlier than the scheduled due dates for such installments, the receipt of proceeds from credit life, disability, theft or physical damage insurance, repurchases by the Seller as a result of certain uncured breaches of the warranties made by it in the Agreement with respect to the Receivables, purchases by the Servicer as a result of certain uncured breaches of the covenants made by it in the Agreement with respect to the Receivables, or the Servicer exercising its option to purchase all of the remaining Receivables. Prepayments on the Receivables may be influenced by a variety of economic, social, and other factors, including decreases in interest rates and the fact that an Obligor may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the Seller.

                                  The Trustee

Bankers Trust Company will act as the Trustee of this series of Certificates. The Trustee's Corporate Trust Office is located at Corporate Trust and Agency Group--Structured Finance, Four Albany Street, 10th Floor, New York, New York 10006.

                              ERISA Considerations

The Exemption described in the Prospectus under the caption "ERISA Considerations" refers to the exemption granted to J.P. Morgan Securities Inc. (Prohibited Transaction Exemption 90-23).

                                  Underwriting

Subject to the terms and conditions set forth in the underwriting agreement relating to the Certificates (the "Underwriting Agreement"), the Seller has agreed to sell to J.P. Morgan Securities Inc. and BancAmerica Robertson Stephens (the "Underwriters"), and the Underwriters have agreed to purchase, the principal amount of the Class A Certificates and the Class B Certificates set forth opposite their names:

                                                           --------------------------------

                                                                Principal        Principal
                                                           Amount of Class  Amount of Class
                                                           A Certificates   B Certificates
                                                           ---------------  ---------------
Underwriters
J.P. Morgan Securities Inc...............................  1$90,617,144.685  $10,500,000.00
BancAmerica Robertson Stephens...........................  190,617,144.685   10,500,000.00
                                                           ---------------  ---------------
    Total................................................  3$81,234,289.37   $21,000,000.00
                                                           ---------------  ---------------
                                                           ---------------  ---------------

The Seller has been advised by the Underwriters that the Underwriters propose initially to offer the Certificates to the public at the prices set forth herein and to certain dealers at such prices less a concession not in excess of 0.165% of the Class A Certificate denominations or 0.200% of the Class B Certificate denominations, and that the Underwriters may allow, and such dealers may reallow, a discount not in excess of 0.0325% of the Class A Certificate denominations or 0.050% of the Class B Certificate denominations to certain other dealers. After the initial public offering, the public offering price, concessions, and discounts to dealers may be changed by the Underwriters.

In addition, the Seller has an arrangement with the Capital Markets Division of First Security Bank, N.A. under which it will act as a selling agent for $99,000,000.00 aggregate principal amount of the Class A Certificates and $1,629,000.00 aggregate principal amount of the Class B Certificates at the same prices, concessions and discounts to dealers applicable to the Underwriters. The Capital Markets Division of First Security Bank, N.A., as selling agent, will directly offer $99,000,000.00 aggregate principal amount of the Class A Certificates and $1,629,000.00 aggregate principal amount of the Class B Certificates. The Capital Markets Division of First Security Bank, N.A. will sell $0.00 aggregate principal amount of the Class A Certificates and $0.00 aggregate principal amount of the Class B Certificates to the Underwriters at a discount not in excess of 0.165% of the Class A Certificate denominations or 0.200% of the Class B Certificate denominations.

The Seller has agreed to indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments which the Underwriters may be required to make in respect thereof. The Seller has also agreed to reimburse the Underwriters for certain of their expenses.

In the ordinary course of its business, the Underwriters and their affiliates have engaged and may engage in investment banking and/or commercial banking transactions with the Seller and its affiliates.

PROSPECTUS

First Security-Registered Trademark- Auto Grantor Trusts
ASSET BACKED CERTIFICATES, CLASS A
ASSET BACKED CERTIFICATES, CLASS B

First Security Bank-Registered Trademark- N.A.
SELLER AND SERVICER

The Asset Backed Certificates (the "CERTIFICATES") described herein may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "PROSPECTUS SUPPLEMENT"). Each series of Certificates will consist of two classes of Certificates, the Class A Certificates and the Class B Certificates. The Class A Certificates of any series will evidence in the aggregate an undivided ownership interest equal to the Class A Percentage (as defined in the related Prospectus Supplement) and the Class B Certificates of any series will evidence in the aggregate an undivided ownership interest equal to the Class B Percentage (as defined in the related Prospectus Supplement) of the grantor trust to be formed with respect to such series (a "TRUST"). Each Trust will be formed pursuant to a Pooling and Servicing Agreement (an "AGREEMENT"; collectively referred to herein as "AGREEMENTS") to be entered into among First Security Bank, N.A., as seller (the "SELLER" and the "BANK"), and as servicer (the "SERVICER"), and the trustee specified in the related Prospectus Supplement (the "TRUSTEE"). The property of each Trust will include a pool of fixed rate simple interest retail motor vehicle installment sale contracts and installment loans directly or indirectly originated by the Seller (collectively, the "RECEIVABLES"), certain monies due or received thereunder on and after the Cutoff Date set forth in the related Prospectus Supplement, security interests in the vehicles financed thereby and certain other property.

Principal and interest at the Class A Pass-Through Rate (as defined in the related Prospectus Supplement) will be distributed on the 15th day of each month (or the next following business day) beginning on the date set forth in the related Prospectus Supplement or such other day as is specified in the Prospectus Supplement (each, a "DISTRIBUTION DATE"). Principal and interest at the Class B Pass-Through Rate (as defined in the related Prospectus Supplement) will be distributed on each Distribution Date. The rights of the Class B Certificateholders to receive distributions will be subordinated to the rights of the related Class A Certificateholders to the extent described herein.

Unless otherwise provided in the Prospectus Supplement, the Certificates initially will be represented by global certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). The interests of the beneficial owners of the Certificates will be represented by book entries on the records of DTC and participating members thereof. Definitive Certificates will be available only under the limited circumstances described herein.

THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN EACH TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE SELLER, FIRST SECURITY CORPORATION OR ANY AFFILIATE THEREOF. NEITHER THE CERTIFICATES NOR THE RECEIVABLES ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of securities offered hereby unless accompanied by a Prospectus Supplement.

The date of this Prospectus is November 14, 1997.

No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the seller or the underwriters. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale made hereunder, shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the seller or the trusts since such date.

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             Available Information

The Seller has filed with the Securities and Exchange Commission (the "COMMISSION"), on behalf of each Trust, a Registration Statement under the Securities Act of 1933, as amended (the "SECURITIES ACT"), with respect to each series of Certificates offered pursuant to this Prospectus and the related Prospectus Supplement. For further information, reference is made to such Registration Statement, and the exhibits thereto, which are available for inspection without charge at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the Regional Offices of the Commission at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at the following address: http://www.sec.gov. The Servicer, on behalf of each Trust, will also file or cause to be filed with the Commission such periodic reports as may be required under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations of the Commission thereunder.

                         Reports to Certificateholders

With respect to any series of Certificates, unless and until Definitive Certificates are issued, unaudited monthly and annual reports concerning the Receivables and the Trust will be prepared by the Servicer and sent by the Trustee, on behalf of the Trust, only to Cede & Co. as nominee of DTC, the registered holder of the Class A Certificates and the Class B Certificates, pursuant to the Agreement. Such reports will not contain audited financial statements with respect to the related Trust. Owners of beneficial interests in the Certificates may obtain these reports by a request in writing to the Trustee. The Seller does not intend to send any of its financial reports to Certificateholders or Certificate Owners. See "The Certificates--Book Entry Registration" and "--Statements to Certificateholders."

                               Prospectus Summary

THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS AND BY REFERENCE TO THE INFORMATION WITH RESPECT TO THE CERTIFICATES CONTAINED IN THE RELATED PROSPECTUS SUPPLEMENT TO BE PREPARED AND DELIVERED IN CONNECTION WITH THE OFFERING OF EACH SERIES. CERTAIN CAPITALIZED TERMS USED IN THIS PROSPECTUS SUMMARY ARE DEFINED ELSEWHERE IN THIS PROSPECTUS. A LISTING OF THE PAGES ON WHICH SOME OF SUCH TERMS ARE DEFINED IS FOUND IN THE INDEX OF PRINCIPAL TERMS.

Issuer................... With respect to each series of Certificates, a grantor trust (a "TRUST") will be formed by First Security
                         Bank, N.A. (the "SELLER" and the "SERVICER" in its
                         capacity as such; and otherwise sometimes referred to
                         herein as the "BANK") pursuant to a Pooling and
                         Servicing Agreement (an "AGREEMENT") between the Bank,
                         as Seller and Servicer, and the Trustee.

Seller and Servicer...... First Security Bank, N.A.

Trustee.................. The trustee for each Trust will be specified in the related Prospectus Supplement (the "TRUSTEE").

Collateral Agent......... The collateral agent for each Trust will be specified in the related Prospectus Supplement (the "COLLATERAL
                         AGENT").

Trust Assets............. The property of each Trust (the "TRUST PROPERTY") will include (i) a pool of fixed rate retail motor vehicle
                         installment sale contracts and installment loans
                         directly or indirectly originated by the Seller that
                         provide for the allocation of payments between
                         principal and interest according to the simple interest
                         method (collectively, the "RECEIVABLES"), (ii) all
                         monies due or received thereunder on and after the
                         Cutoff Date set forth in the related Prospectus
                         Supplement, (iii) security interests in the new and
                         used automobiles and light trucks financed thereby
                         (collectively, the "FINANCED VEHICLES"), (iv) certain
                         rights of such Trust under the related Yield Supplement
                         Agreement as described below, (v) the Seller's rights
                         (if any) to receive proceeds from claims under certain
                         insurance policies relating to the Financed Vehicles or
                         the obligors under the Receivables (each, an
                         "OBLIGOR"), (vi) certain of the Seller's rights
                         relating to the Receivables under agreements between
                         the Seller and the motor vehicle dealers ("DEALERS")
                         that sold the Financed Vehicles and any assignments and
                         other documents related thereto (collectively, the
                         "DEALER AGREEMENTS") and under the documents and
                         instruments contained in the Receivable Files, (vii)
                         all rights of such Trust under the related Agreement,
                         (viii) certain amounts from time to time on deposit in
                         the related Certificate Account, Class A Distribution
                         Account and Class B Distribution Account and (ix) all
                         proceeds of the foregoing within the meaning of the
                         UCC. The related Reserve Account and Yield Supplement
                         Account, and any amounts therein, will not be property
                         of such Trust, but will be pledged to and held by the
                         Collateral Agent, as secured party for the benefit of
                         the Certificateholders.

Certificates............. Each series of Certificates will consist of two classes, the Class A Certificates and the Class B
                         Certificates, in each case as designated in the related
                         Prospectus Supplement. The Class A Certificates will be
                         issued in an initial principal amount specified in the
                         related Prospectus

                         Supplement (the "ORIGINAL CLASS A CERTIFICATE
                         BALANCE"), and the Class B Certificates will be issued in an initial principal amount specified in the related
                         Prospectus Supplement (the "ORIGINAL CLASS B
                         CERTIFICATE BALANCE" and, together with the Original
                         Class A Certificate Balance, the "ORIGINAL CERTIFICATE
                         BALANCE"). For any series of Certificates, the Original
                         Class A Certificate Balance will equal approximately the Class A Percentage (as defined in the related
                         Prospectus Supplement) of the outstanding principal balance of the Receivables determined in accordance with the Agreement (the "POOL BALANCE") as of the Cutoff Date (the "ORIGINAL POOL BALANCE"). The Original
                         Class B Certificate Balance will equal approximately the Class B Percentage (as defined in the related
                         Prospectus Supplement) multiplied by the Original Pool
                         Balance.

Registration of          With respect to each series of Certificates, the Class
  Certificates........... A Certificates and the Class B Certificates will each be represented initially by global certificates
                         registered in the name of the Certificateholders,
                         initially Cede & Co. ("CEDE"), as nominee of The
                         Depository Trust Company ("DTC"). No person acquiring a
                         beneficial ownership interest in the Certificates (a
                         "CERTIFICATE OWNER") will be entitled to receive a
                         Definitive Certificate representing such person's
                         interest in such Trust except in certain limited
                         circumstances. Under the terms of each Agreement,
                         Certificate Owners will not be recognized as
                         Certificateholders and will be permitted to exercise
                         the rights of the Certificateholders only indirectly
                         through DTC. See "Risk Factors-- Absence of Definitive
                         Certificates" and "The Certificates--Book Entry
                         Registration."

Distribution Date........ With respect to each series of Certificates, the 15th day of each month or such other date as is specified in
                         the related Prospectus Supplement (or, if such day is
                         not a business day, the next succeeding business day)
                         (each, a "DISTRIBUTION DATE"), beginning on that date
                         (the "INITIAL DISTRIBUTION DATE") specified in the
                         related Prospectus Supplement.

Interest................. With respect to each series of Certificates, on each
                         Distribution Date, interest at the Class A Pass-Through
                         Rate (as defined in the related Prospectus Supplement)
                         on the Class A Certificate Balance and interest at the
                         Class B Pass-Through Rate (as defined in the related
                         Prospectus Supplement) on the Class B Certificate
                         Balance, in each case as of the immediately preceding
                         Distribution Date (after giving effect to any payments
                         of principal made on such Distribution Date) will be
                         distributed to the registered holders of the Class A
                         Certificates ("CLASS A CERTIFICATEHOLDERS") and the
                         registered holders of the Class B Certificates ("CLASS
                         B CERTIFICATEHOLDERS" and, together with the Class A
                         Certificateholders, the "CERTIFICATEHOLDERS"),
                         respectively, initially, Cede as nominee of DTC, as of
                         the day immediately preceding such Distribution Date
                         (or, if Definitive Certificates are issued, the last
                         day of the related Collection Period) (the "RECORD
                         DATE") to the extent that sufficient funds are on
                         deposit for such Distribution Date in the Certificate
                         Account or available in the Reserve Account to make
                         such distribution. A "COLLECTION PERIOD" means a

                         period during the term of the related Agreement from and including the 26th day of a calendar month to and including the 25th day of the succeeding calendar month
                         (or, in the case of the initial Collection Period, the period from but not including the Cutoff Date to and including such date as specified in the related
                         Prospectus Supplement). See "The
                         Certificates--Distributions on Certificates and
                         "--Reserve Account." The rights of Class B
                         Certificateholders to receive payments of interest will be subordinated to the rights of the Class A
                         Certificateholders to receive payments of interest to the extent described herein. See "Risk Factors--Limited
                         Assets of each Trust" and "--Subordination of the Class
                         B Certificates."

Principal................ With respect to each series of Certificates, on each
                         Distribution Date, as described more fully herein, all
                         payments of principal on the Receivables received by
                         the Servicer during the related Collection Period, plus
                         all Liquidation Proceeds, to the extent allocable to
                         principal will be distributed by the Trustee PRO RATA
                         to the Class A Certificateholders and to the Class B
                         Certificateholders of record on the related Record Date
                         to the extent that sufficient funds are on deposit in
                         the Certificate Account or available in the Reserve
                         Account to make such distribution. See "The
                         Certificates--Distributions on Certificates" and " --
                         Reserve Account." The rights of the Class B
                         Certificateholders to receive payments of principal
                         will be subordinated to the rights of the Class A
                         Certificateholders to receive payments of interest and
                         principal to the extent described herein. See "Risk
                         Factors-Limited Assets of Each Trust" and
                         "--Subordination of the Class B Certificates."

Servicing Fees........... With respect to each series of Certificates, on each
                         Distribution Date, the Servicer will receive a fee for
                         servicing the Receivables, equal to the Basic Servicing
                         Fee. In addition, the Servicer will be entitled to the
                         Supplemental Servicing Fee. See "The
                         Certificates--Servicing Compensation."

Subordination of Class B Distributions of interest and principal on any series
  Certificates........... of Class B Certificates will be subordinated in priority of payment to distributions of interest and
                         principal due on the Class A Certificates of such
                         series in the event of defaults on the Receivables to
                         the extent described herein. The Class B
                         Certificateholders will not receive any distributions
                         of interest with respect to a Collection Period until
                         the full amount of interest on the Class A Certificates
                         relating to such Collection Period has been deposited
                         in the Class A Distribution Account. The Class B
                         Certificateholders will not receive any distributions
                         of principal with respect to such Collection Period
                         until the full amount of interest on and principal of
                         the Class A Certificates relating to such Collection
                         Period has been deposited in the Class A Distribution
                         Account. See "Risk Factors--Limited Assets of Each
                         Trust" and "--Subordination of the Class B
                         Certificates."

Advances................. With respect to each series of Certificates, on each
                         Deposit Date, the Servicer may, subject to the
                         following, make a payment (an "ADVANCE") with respect
                         to each Receivable serviced by it (other than a
                         Defaulted Receivable) equal to the excess, if any, of
                         (x) the product

                         of the principal balance of such Receivable as of the first day of the related Collection Period and one-twelfth of its Contract Rate (calculated on the basis of a 360-day year comprised of twelve 30-day months), over (y) the interest actually received by the Servicer with respect to such Receivable from the Obligor or from payments of the Purchase Amount, Liquidation Proceeds or Recoveries (in each case for the related Collection Period and to the extent allocable to interest) during or with respect to such Collection Period. The Servicer may elect not to make an Advance of interest due and unpaid with respect to a Receivable to the extent that the Servicer, in its sole discretion, determines that such Advance is not recoverable from subsequent payments on such Receivable or from funds in the related Reserve Account. See "The
                         Certificates--Advances."

Yield Supplement         With respect to each series of Certificates, to the
  Agreement.............. extent that any Receivable has a Contract Rate below the applicable Class A Pass-Through Rate or the Class B
                         Pass-Through Rate, plus the Basic Servicing Fee Rate,
                         the Seller will enter into a yield supplement agreement
                         with the related Trust (a "YIELD SUPPLEMENT AGREEMENT")
                         which will provide funds to supplement the interest
                         collections on such Receivables, as described below.
                         Such Yield Supplement Agreement will, with respect to
                         each Receivable, provide for payment by the Seller on
                         or prior to the business day preceding each
                         Distribution Date (each such date, a "DEPOSIT DATE") of
                         an amount (if positive) calculated by the Servicer
                         equal to one-twelfth of the excess, if any, of (i) the
                         sum of interest on the Class A Percentage of such
                         Receivable's principal balance as of the first day of
                         the related Collection Period at a rate equal to the
                         sum of the Class A Pass-Through Rate and the Basic
                         Servicing Fee Rate and interest on the Class B
                         Percentage of such Receivable's principal balance as of
                         the first day of the related Collection Period at a
                         rate equal to the sum of the Class B Pass-Through Rate
                         and the Basic Servicing Fee Rate over (ii) interest at
                         the Contract Rate on such Receivable's principal
                         balance as of the first day of the related Collection
                         Period (in the aggregate for all Receivables with
                         respect to any Deposit Date, the "YIELD SUPPLEMENT
                         AMOUNT"). The Seller's obligations under any Yield
                         Supplement Agreement will be secured by funds on
                         deposit in an account to be maintained by the Seller in
                         the name of the Collateral Agent (a "YIELD SUPPLEMENT
                         ACCOUNT"). The amount on deposit in a Yield Supplement
                         Account and available on any Distribution Date will be
                         equal to at least the sum of all projected Yield
                         Supplement Amounts for all future Distribution Dates,
                         assuming that future scheduled payments on the
                         Receivables are made on their scheduled due dates (the
                         "SPECIFIED YIELD SUPPLEMENT BALANCE"); provided that if
                         on any date the Seller shall fail to pay the amount
                         payable under a Yield Supplement Agreement in
                         accordance with the terms thereof, then, in such event,
                         the Specified Yield Supplement Balance shall not
                         thereafter be reduced. The amount required to be
                         deposited by the Seller into a Yield Supplement Account
                         on or prior to the Closing Date will be specified in
                         the related Prospectus Supplement (the "YIELD
                         SUPPLEMENT INITIAL DEPOSIT").

Reserve Account.......... With respect to each series of Certificates, a reserve account (the "RESERVE ACCOUNT") will be established and
                         maintained by the Seller, in the name of, and under the
                         control of, the Collateral Agent with an initial
                         deposit of cash or certain investments having an
                         aggregate value that will be specified in the related
                         Prospectus Supplement (the "RESERVE ACCOUNT INITIAL
                         DEPOSIT"). In addition, on each Distribution Date, any
                         amounts on deposit in the Certificate Account with
                         respect to the related Collection Period after payments
                         to the Certificateholders and the Servicer have been
                         made will be deposited into the Reserve Account until
                         the amount of the Reserve Account is equal to the
                         related Specified Reserve Account Balance. The Reserve
                         Account provides credit enhancement and liquidity to
                         the Certificateholders that will be available in the
                         event that, as a result of defaults or delinquencies,
                         Collections on the Receivables are insufficient to make
                         the distributions on the Certificates. On or prior to
                         each Deposit Date, the Collateral Agent will withdraw
                         funds from the Reserve Account, to the extent of the
                         funds therein (net of investment earnings), (i) to the
                         extent required to reimburse the Servicer for Advances
                         previously made and not reimbursed ("OUTSTANDING
                         ADVANCES") to the extent provided in the related
                         Agreement and (ii) to the extent (x) the sum of the
                         amounts required to be distributed to
                         Certificateholders and the Servicer on the related
                         Distribution Date exceeds (y) the amount on deposit in
                         the Certificate Account as of the last day of the
                         related Collection Period (net of investment earnings).
                         If the amount in the Reserve Account is reduced to
                         zero, Certificateholders will bear directly the credit
                         and other risks associated with ownership of the
                         Receivables, including the risk that such Trust may not
                         have a perfected security interest in the Financed
                         Vehicles. See "Risk Factors--Possible Subordination of
                         Security Interests," "The Certificates--Reserve
                         Account," "Certain Legal Aspects of the Receivables."

Specified Reserve Account With respect to each series of Certificates, on each
  Balance................ Distribution Date, the "SPECIFIED RESERVE ACCOUNT
                         BALANCE" will equal the Basic Reserve Account
                         Percentage of the Pool Balance as of the last day of
                         the related Collection Period, but in any event will
                         not be less than the lesser of (i) the Reserve Account
                         Floor Amount and (ii) the Full Payoff Amount (or, under
                         certain circumstances, a higher amount). The Specified
                         Reserve Account Balance may be reduced to a lesser
                         amount as determined by the Seller, provided that such
                         reduction does not adversely affect the ratings of the
                         Certificates by the Rating Agencies. Amounts in the
                         Reserve Account on any Distribution Date (after giving
                         effect to all distributions made on that date) in
                         excess of the Specified Reserve Account Balance for
                         such Distribution Date will be paid to the Seller. See
                         "The Certificates--Reserve Account."

Optional Purchase........ With respect to any series of Certificates, if (i) the
                         Pool Balance as of the last day of a Collection Period
                         has declined to 10% or less of the Original Pool
                         Balance (or such other percentage as may be specified
                         in the related Prospectus Supplement) and (ii) the
                         aggregate Purchase Amount for the Receivables is
                         greater than or equal to the sum of the Class A
                         Certificate Balance and the Class B Certificate
                         Balance, the Servicer may purchase all remaining Trust
                         Property on any

                         Distribution Date occurring in a subsequent Collection
                         Period at a purchase price equal to the aggregate of the Purchase Amounts of the remaining Receivables
                         (other than Defaulted Receivables). See "The
                         Certificates--Termination."

Tax Status............... In the opinion of Kirkland & Ellis, special tax counsel to the Seller, each Trust will be classified for
                         Federal income tax purposes as a grantor trust and not
                         as an association taxable as a corporation. Certificate
                         Owners must report their respective allocable shares of
                         income earned on Trust assets and, subject to certain
                         limitations applicable to individuals, estates and
                         trusts, may deduct their respective allocable shares of
                         reasonable servicing and other fees. Individuals should
                         consult their own tax advisors to determine the
                         federal, state, local, and other tax consequences of
                         the purchase, ownership and disposition of the Class A
                         Certificates or the Class B Certificates. Prospective
                         investors should note that no rulings have been or will
                         be sought from the Internal Revenue Service (the "IRS")
                         with respect to any of the federal income tax
                         consequences discussed herein, and no assurance can be
                         given that the IRS will not take a contrary position.
                         See "Federal Income Tax Consequences."

Prepayment               The weighted average life of the Certificates of any
  Considerations......... series may be reduced by full or partial prepayments on the Receivables. The Receivables are prepayable at any
                         time. Prepayments may also result from liquidations due
                         to default, the receipt of monthly installments earlier
                         than the scheduled due dates for such installments, the
                         receipt of proceeds from credit life, disability, theft
                         or physical damage insurance, repurchases by the Seller
                         as a result of certain uncured breaches of the
                         warranties made by it in the related Agreement with
                         respect to the Receivables, purchases by the Servicer
                         as a result of certain uncured breaches of the
                         covenants made by it in such Agreement with respect to
                         the Receivables, or the Servicer exercising its
                         optional purchase right. The rate of prepayments on the
                         Receivables may be influenced by a variety of economic,
                         social, and other factors, including Obligor
                         refinancings resulting from decreases in interest rates
                         and the fact that the Obligor may not sell or transfer
                         the Financed Vehicle securing a Receivable without the
                         consent of the Seller. No prediction can be made as to
                         the actual prepayment rates which will be experienced
                         on the Receivables. If prepayments were to occur after
                         a decline in interest rates, investors seeking to
                         reinvest their distributed funds might be required to
                         invest at a return lower than the applicable
                         Pass-Through Rate. Certificate Owners will bear all
                         reinvestment risk resulting from prepayment of the
                         Receivables. See "Risk Factors-- Reduction in Weighted
                         Average Life of the Certificates; Possible Reinvestment
                         Risk" and "The Receivables--Maturity and Prepayment
                         Assumptions."

Rating................... It is a condition to the issuance of each series of the
                         Certificates that each of the Class A Certificates and
                         the Class B Certificates of a series be rated at least
                         in the respective rating categories (or their
                         equivalents) specified in the Prospectus Supplement
                         (the "REQUIRED CLASS A RATING" and the "REQUIRED CLASS
                         B RATING"), respectively, in

                         each case by at least one nationally recognized rating agency (a "RATING AGENCY"). A security rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning
                         Rating Agency. The ratings on the Certificates of a series do not address the timing of distributions of principal on such Certificates prior to their Final
                         Scheduled Distribution Date.

ERISA Considerations..... As described herein and in the related Prospectus
                         Supplement, the Class A Certificates may be purchased
                         by employee benefit plans that are subject to the
                         Employee Retirement Income Security Act of 1974, as
                         amended, upon satisfaction of certain conditions
                         described herein. Employee benefit plans subject to
                         ERISA will not be eligible to purchase Class B
                         Certificates, because the Class B Certificates are
                         subordinated to the Class A Certificates. Any benefit
                         plan fiduciary considering a purchase of Certificates
                         should, among other things, consult with experienced
                         legal counsel in determining whether all required
                         conditions have been satisfied. See "ERISA
                         Considerations."

Risk Factors............. Prospective investors should consider the factors set forth under "Risk Factors."

                                  Risk Factors

IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS AND ANY RISK FACTORS SET FORTH IN THE PROSPECTUS SUPPLEMENT BEFORE INVESTING IN CERTIFICATES.

Limited Liquidity

Immediately after issuance of each series of Certificates, there will be no secondary market for the Class A Certificates or the Class B Certificates. The Seller believes that the related Underwriters may, but will not be obligated to, make a market in the Certificates of such series. There is no assurance that any such market will develop or, if one does develop, that it will provide liquidity of investment or will continue for the life of such Class A Certificates or such Class B Certificates, as the case may be.

Possible Subordination of Security Interests

The Seller will cause financing statements to be filed with the appropriate governmental authorities to perfect the interest of each Trust in its purchase of the Receivables in accordance with the requirements of the Uniform Commercial Code in effect in the relevant states (the "UCC"), and the Trustee will appoint First Security Service Company, an affiliate of the Servicer, to hold the Receivables and Receivable Files as custodian for the Trustee following the sale and assignment of the Receivables to such Trust. Although the Receivable Files will not be segregated, stamped or otherwise marked to so indicate, the Servicer and First Security Service Company will note in their computer records that the Receivables have been sold to such Trust. If, through inadvertence or otherwise, another party purchases (or takes a security interest in) the Receivables for new value in the ordinary course of business and takes possession of the Receivables without actual knowledge of such Trust's interest, such purchaser (or secured party) will acquire an interest in the Receivables superior to the interest of such Trust.

The Seller will assign its security interests in the Financed Vehicles along with the sale and assignment of the Receivables to the Trustee. The certificates of title or ownership will not be endorsed or otherwise amended to identify the Trust as the new secured party. In Utah, Idaho and most other states, in the absence of fraud or forgery by the vehicle owner or of fraud, forgery, negligence or error by the Bank or administrative error by state or local agencies, the filing within 20 days after the Obligor takes possession of the Financed Vehicle of an application requesting the notation of the Bank's lien on the certificates of title or ownership and/or possession of such certificates with such notation will be sufficient to perfect the security interest of such Trust in the Financed Vehicle which will protect such Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. In Idaho, if the Bank and the department agree, a paperless electronic record of title may be made in lieu of a paper certificate. In that case, perfection of the security interest occurs upon filing in the electronic records department. There exists a risk, however, in certain states that by not identifying such Trust or the related Trustee as the new secured party on the certificate of title that the security interest of such Trust or the related Trustee may not be perfected. In the event such Trust has failed to obtain or maintain a perfected security interest in a Financed Vehicle, its security interest would be subordinate to, among others, a bankruptcy trustee of the Obligor, a subsequent purchaser of the Financed Vehicle or a holder of a perfected security interest. See "Certain Legal Aspects of the Receivables."

Possible Reductions and Delays in Payments Due to Bankruptcy and Insolvency

The Bank intends that the transfer of the Receivables by it under each Agreement constitute a sale. In the event that the Bank were to become insolvent, the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") sets forth certain powers that the Federal Deposit Insurance Corporation (the "FDIC") could exercise if it were appointed as receiver of the Bank. Subject to clarification by FDIC regulations or interpretations, it would appear from the positions taken by the FDIC before and after the passage of FIRREA that the FDIC, in its capacity as receiver for the Bank, would not interfere with the timely transfer to the related Trust of payments collected on the Receivables. If the transfer to such Trust were to be characterized as a loan secured by a pledge of Receivables, to the extent that the Bank would be deemed to have granted a security interest in the Receivables to such Trust, and that interest had been validly perfected before the Bank's insolvency and had not been taken in contemplation of insolvency, that security interest should not be subject to avoidance, and payments to such Trust with respect to the Receivables should not be subject to recovery by the FDIC as receiver of the Bank. If, however, the FDIC were to assert a contrary position, such as by requiring the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. Alternatively, in such circumstances, the FDIC might have the right to repay the Certificates for an amount which may be greater or less than the principal balance thereof and which would shorten their weighted average life. See "Certain Legal Aspects of the Receivables."

Limited Enforceability of the Receivables

Numerous Federal and state consumer protection laws and related regulations impose substantial and detailed requirements upon lenders and servicers involved in consumer finance. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions where applicable. In most cases, this liability could affect the ability of an assignee, such as the Trustee, to enforce secured loans such as the Receivables. If, as of the Cutoff Date, an Obligor had a claim against any Trust for violation of any law and such claim materially and adversely affects that Trust's interest in a Receivable, such violation would create an obligation of the Seller to repurchase the Receivable unless the breach was cured. See "Certain Legal Aspects of the Receivables--Consumer Protection Laws."

Reduction in Weighted Average Life of the Certificates; Possible Reinvestment
  Risk

The weighted average life of the Certificates may be reduced by full or partial prepayments on the Receivables. Each Receivable is prepayable by the related Obligor at any time. Prepayments may also result from liquidation due to default, the receipt of monthly installments earlier than the scheduled due dates for such installments, the receipt of proceeds from credit life, disability, theft or physical damage insurance, repurchases by the Seller as a result of certain uncured breaches of the warranties made by it in each Agreement with respect to the Receivables, purchases by the Servicer as a result of certain uncured breaches of the covenants made by it in such Agreement with respect to the Receivables, or the Servicer exercising its optional purchase right. The rate of prepayment on the Receivables may be influenced by a variety of economic, social, and other factors, including decreases in interest rates and the fact that the Obligor may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the Seller. No prediction can be made as to the actual prepayment rates which will be experienced on the Receivables. If prepayments were to occur after a decline in interest rates, investors seeking to reinvest their funds might be required to invest at a return lower than the applicable Pass-Through Rate. Certificate Owners will bear all reinvestment risk resulting from prepayment of the Receivables. See "The Receivables--Maturity and Prepayment Assumptions."

Limited Reliance on the Seller, the Servicer and their Affiliates

None of the Seller, the Servicer or their affiliates is generally obligated to make any payments in respect of the Certificates or the Receivables. However, in connection with the sale of Receivables by the Seller to the related Trust, the Seller will make representations and warranties with respect to the characteristics of such Receivables and, in certain circumstances, the Seller may be required to repurchase Receivables with respect to which such representations and warranties have been breached. See "The Certificates--Mandatory Repurchase of the Receivables." In addition, under certain circumstances, the Servicer may be required to purchase Receivables. See "The Certificates--Servicing Procedures." If collections on any Receivable were reduced as a result of any matter giving rise to a repurchase or purchase obligation on the part of the Seller or the Servicer, respectively, and the Seller or the Servicer failed for any reason to perform in accordance with that obligation, then delays in payments on the Certificates and possible reductions in the amount of those payments could occur. Moreover, if the Bank were to cease acting as the Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Certificateholders.

The Bank's parent, First Security Corporation, is subject to the information requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. For further information regarding First Security Corporation, reference is made to such reports and other information which are available at the addresses specified under "Available Information."

Extensions and Deferrals of Payments on Receivables

The Bank may, on a case-by-case basis, permit extensions with respect to the due dates of the Receivables in the discretion of a senior credit officer other than the origination officer. In addition to such extensions, the Servicer has historically offered payment deferrals to a broader population of qualifying applicants in June and in December. All Obligors that meet the Bank's eligibility requirements will be given the opportunity to take advantage of such payment deferrals. Any such deferrals or extensions may extend the maturity of the applicable Receivable and increase the weighted average life of the Receivables and any fees associated therewith will increase the principal balance of the related Receivable. Any reinvestment risks resulting from extensions and deferrals of payments on Receivables will be borne entirely by the Certificate Owners. However, if any payment deferral results in the final scheduled payment on the applicable Receivable falling after the Final Scheduled Distribution Date, the Servicer will be required to purchase the Receivable from the related Trust. See "The Certificates--Credit Deferrals and Optional Payment Deferrals."

Limited Assets of Each Trust

No Trust is permitted or expected to have access to any significant assets or sources of funds other than the Receivables and the right to receive payments under certain circumstances from the Reserve Account or pursuant to the Yield Supplement Agreement. The Certificates represent interests solely in the related Trust and neither the Class A Certificates nor the Class B Certificates will be insured or guaranteed by First Security Corporation, the Seller, the Servicer, the Trustee, or any other person or entity. Consequently, Certificateholders must rely for payment upon collections on the Receivables, the Yield Supplement Agreement and, if and to the extent available, amounts on deposit in the Reserve Account. Amounts on deposit in a Reserve Account are limited in amount and will be reduced as the Pool Balance declines.

Amounts on deposit in a Reserve Account will be available on any Distribution Date first to cover shortfalls in reimbursement of Outstanding Advances and payment of Basic Servicing Fees to the Servicer, then shortfalls in distributions of interest on the Class A Certificates and then shortfalls in distributions of interest on the Class B Certificates. After distributions of interest on the Certificates have been made, the remaining amounts on deposit in such Reserve Account will be available first to cover shortfalls in distributions of principal on the Class A Certificates and then shortfalls in distributions of principal on the Class B Certificates. If a Reserve Account is exhausted (and not replenished from Collections on Receivables), the related Trust will depend solely on payments on the Receivables to make distributions on the Certificates, and Certificateholders will bear, without any additional credit enhancement (except with respect to the Yield Supplement Agreement and to the extent that the Reserve Account is later replenished), the risk of delinquency, loan losses and repossessions with respect to the Receivables. There can be no assurance that the future delinquency, loan loss and repossession experience of any Trust with respect to its Receivables will be better or worse than that set forth herein with respect to the total portfolio of Motor Vehicle Loans owned and serviced by the Bank. See "The Motor Vehicle Loan Portfolio--Delinquency and Loss Experience," "The Certificates--Reserve Accounts" and "--Distributions on Certificates."

Subordination of the Class B Certificates

Distributions of interest and principal on the Class B Certificates will be subordinated in priority of payment to interest due on the Class A Certificates. The Class B Certificateholders will not receive any distributions of interest with respect to a Collection Period until the full amount of interest on the Class A Certificates relating to such Collection Period has been deposited in the Class A Distribution Account. Distributions of principal on the Class B Certificates will be subordinated in priority of payment to interest and principal due on the Class A Certificates. Class B Certificateholders will not receive any distributions of principal with respect to such Collection Period until the full amount of interest on and principal of the Class A Certificates relating to such Collection Period has been deposited in the Class A Distribution Account. However, distributions of interest on the Class B Certificates, to the extent of collections on the Receivables allocable to interest and the amounts on deposit in the Reserve Account available after the payment of interest on the Class A Certificates has been made, will not be subordinated to the payment of principal on the Class A Certificates. See "The Certificates--Distributions on Certificates."

Risk of Commingling of Collections by the Servicer

The Servicer will deposit all payments on Receivables (other than late fees, prepayment charges and certain other amounts payable to the Servicer under the Agreement which are not required to be deposited into the Certificate Account) into the related Certificate Account not later than two business days after receipt thereof. However, if conditions satisfactory to the Rating Agencies have been met, the Servicer will no longer be required to make such payments within two business days, but instead will be permitted to make such payments for a Collection Period into such Certificate Account not later than the opening of business (New York time) on the related Deposit Date. The Servicer intends to satisfy such conditions and make deposits only on Deposit Dates for the related Collection Period. Pending deposit into the Certificate Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from funds of the Servicer. If the Servicer were unable to remit such funds, the Certificateholders might incur a loss. In order to satisfy the requirements described above, the Servicer may, upon confirmation by the Rating Agencies that the rating of a series of Class A Certificates and Class B Certificates would not be lowered as a result, obtain a letter of credit or make other arrangements for the benefit of the related Trust to secure timely remittances of collections on the Receivables (other than with respect to Advances) and payment of the aggregate Purchase Amount with respect to Receivables purchased by the Servicer.

Federal Income Taxation; Subordination of Class B Certificate Owners

It is expected that, for Federal income tax purposes, amounts otherwise payable to the Class B Certificate Owners that are paid to the Class A Certificate Owners pursuant to the subordination provisions described above under "-- Subordination of the Class B Certificates" will be deemed to have been received by the Class B Certificate Owners and then paid by them to the Class A Certificate Owners pursuant to a guaranty. See "Federal Income Tax Consequences--Class B Certificate Owners."

If the Class B Certificate Owners received distributions of less than their share of the related Trust's receipts of principal or interest (the "SHORTFALL AMOUNT") because of the subordination of the Class B Certificates, it is expected that Class B Certificate Owners would, for Federal income tax purposes, be treated as if they had (i) received as distributions their full share of such receipts, (ii) paid over to the Class A Certificate Owners an amount equal to such Shortfall Amount, and (iii) retained the right to reimbursement of such amounts to the extent of future Collections otherwise available for deposit in the Reserve Account.

Under this analysis, (i) Class B Certificate Owners would be required to accrue as current income any interest or OID income of such Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the Class A Certificate Owners, (ii) a loss would only be allowed to the Class B Certificate Owners when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it becomes clear that such amount will not be available from any source to reimburse such loss), and (iii) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Class B Certificate Owners because such amount was previously included in income. Those results should not significantly affect the inclusion of income for Class B Certificate Owners on the accrual method of accounting, but could accelerate inclusion of income to Class B Certificate Owners on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions is unclear.

Limited Significance of Ratings

It will be a condition to the issuance of any series of Certificates that the Class A Certificates and the Class B Certificates be rated at or above the Required Class A Rating and the Required Class B Rating, respectively, by at least one Rating Agency. A security rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning Rating Agency. In addition, the ratings on the Certificates do not address the timing of distributions of principal on the Certificates prior to the applicable Final Scheduled Distribution Date.

Absence of Definitive Certificates

With respect to any series of Certificates, the Class A Certificates and the Class B Certificates will each be represented initially by global certificates registered in the name of Cede, as nominee of DTC. No Certificate Owner will be entitled to receive a Definitive Certificate representing such person's interest in the related Trust except in certain limited circumstances. Under the terms of each Agreement, Certificate Owners will not be recognized as Certificateholders, and will be permitted to exercise the rights of the Certificateholders only indirectly through DTC. See "The Certificates--Book Entry Registration" and "--Definitive Certificates."

                            Formation of The Trusts

With respect to each series of Certificates, the Seller will establish a Trust by selling and assigning the Receivables and certain other Trust Property to the related Trust in exchange for the Certificates. Prior to such sale and assignment, such Trust will have no assets or obligations or any operating history. No Trust will engage in any activity other than acquiring and holding the related Trust Property, issuing the Certificates and distributing payments on the Certificates.

The Servicer will service the Receivables of each Trust, either directly or through subservicers, and will be paid the Basic Servicing Fee out of collections from the Receivables, prior to distributions to the Certificateholders. Certain other expenses of each Trust will be paid by the Servicer or by the Seller as provided in the Agreement. See "The
Certificates--Servicing Procedures," "--Servicing Compensation" and "--Distributions on Certificates."

The Servicer will appoint an affiliate, First Security Service Company, to hold the Receivables and Receivable Files as custodian for the Trustee. Although the Receivables will not be marked or stamped to indicate that they have been sold to a Trust, and the certificates of title for the Financed Vehicles will not be endorsed or otherwise amended to identify such Trust as the new secured party, the Servicer and First Security Service Company will indicate in their computer records that the Receivables have been sold to that Trust. Under such circumstances and in certain jurisdictions, a Trust's interest in the Receivables and the Financed Vehicles may be subordinate to certain third parties. See "Certain Legal Aspects of the Receivables --Rights in the Receivables" and "--Security Interests in the Financed Vehicles."

No Trust will acquire any assets other than the related Trust Property, and it is not anticipated that any Trust will have a need for additional capital resources. Because each Trust will have no operating history upon its establishment and will not engage in any activity other than acquiring and holding the Trust Property, issuing the Certificates and distributing payments on the Certificates, no historical or pro forma financial statements or ratios of earnings to fixed charges with respect to a Trust have been included herein, nor will any be included in a Prospectus Supplement.

                                 Trust Property

Each Certificate will represent a fractional undivided interest in the related Trust. The property of each Trust will include (i) the Receivables, (ii) all monies due or received under such Receivables after the Cutoff Date, (iii) certain amounts from time to time on deposit in the related Certificate Account, Class A Distribution Account and Class B Distribution Account, (iv) security interests in the related Financed Vehicles, (v) certain rights of such Trust under the related Yield Supplement Agreement, (vi) the Seller's rights (if any) to receive proceeds from claims on credit life, disability, theft and physical damage insurance policies covering such Financed Vehicles or the related Obligors, (vii) the Seller's right to all documents and information contained in the Receivable Files, (viii) the rights of such Trust under the related Agreement, (ix) certain of the Seller's rights relating to such Receivables under Dealer Agreements and (x) all proceeds (within the meaning of the UCC) of the foregoing. The Reserve Account and the Yield Supplement Account for a series of Certificates, and any amounts therein, will not be property of the related

Trust, but will be pledged to and held by the Collateral Agent, as secured party for the benefit of the related Certificateholders.

                        The Motor Vehicle Loan Portfolio

General

The Bank originates retail motor vehicle installment sale contracts and installment loans secured by new and used automobiles and light-duty trucks manufactured by a number of automobile manufacturers through Dealers and branches of the Bank ("MOTOR VEHICLE LOANS"). The Motor Vehicle Loans to be transferred to any Trust have been or will be originated by participating Dealers or will be made by the Bank directly to borrowers. All applications are reviewed by the Bank in accordance with its established underwriting procedures.

The following is a description of the origination, underwriting and servicing of the Bank's portfolio of Motor Vehicle Loans as of the date of this Prospectus. Any material changes to this information with respect to a Trust known at the time such Trust is created will be set forth in the related Prospectus Supplement.

Origination of Receivables

Since September 30, 1996, the Bank's direct loans have been referred to, and approved at, the Direct Loan Center located in Boise. Prior to this date, direct loans for the State of Utah were approved at a Direct Loan Center in Salt Lake City and the direct loans for the State of Idaho were approved at a Direct Loan Center in Boise.

Applications for credit which originate with Dealers are sent via facsimile to the Application Processing Center in Boise. These applications are data-entered and transmitted through the Application Processing System to Regional Dealer Services Centers located in Salt Lake City, Utah and Boise and Lewiston, Idaho. These centers are responsible for all credit analysis and credit decisions on indirect loan requests.

Since September 30, 1996, bank wide consumer loan collections have been performed by the Consumer Collection Center located in Salt Lake City. Prior to this date, collection activities for Utah were performed in Salt Lake City and collection activities for Idaho were handled in Boise.

The Consumer Loan Servicing Center located in Boise, reviews and tracks all loan documentation, stores and maintains all loan files, follows up on lien perfection, processes payments, reconciles accounting records and provides for internal and external reporting for all of the Bank's direct and indirect consumer lending business. In addition, this department provides central processing of dealer flooring, including processing of manufacturers' drafts and flooring requests for the Regional Dealer Services Centers and processing of flooring billing and payments.

Credit administration is provided by the Small Business and Consumer Loan Administration department located in Boise. This department provides policy and functional guidance for all areas of consumer lending.

Underwriting

The Bank uses the applicant's creditworthiness as the basic criterion in purchasing a retail installment sale contract from a Dealer and in making an installment loan. Each applicant is evaluated individually by the Bank based on underwriting guidelines developed by the Bank. These underwriting guidelines are intended to assess the applicant's ability to repay such loan and the adequacy of the Financed Vehicle as collateral. Among the criteria considered in evaluating the individual applications are (i) stability of the applicant with specific regard to the applicant's length of residence in the area, occupation, length of employment, and whether the applicant rents or owns a residence, (ii) the applicant's payment history, (iii) a debt service to net monthly income ratio test, and (iv) a loan to value ratio test taking into account the age, type and market value of the Financed Vehicle.

The Bank obtains information from the loan application form which generally lists the applicant's income, deposit accounts, liabilities, credit history, employment history, and a description of the Financed Vehicle. Upon receipt of an application, the Bank obtains a credit bureau report from a major credit reporting agency summarizing the applicant's credit history and paying habits, including such items as open accounts, delinquent payments, bankruptcies, repossessions, lawsuits and judgments. The Bank's analysts generally verify the applicant's employment or, where appropriate, check directly with the applicant's creditors. The Bank's general policy has been to reject applications for applicants whose debt service to net monthly income ratio exceeds 45%.

The amount financed by the Bank under a retail installment sale contract generally will not exceed (i) for a new Financed Vehicle, the Dealer wholesale price, plus sales tax, license fees, title fees, service and warranty contracts, and premiums for credit life and credit accident and health insurance obtained in connection with the vehicle or the financing and (ii) for a used Financed Vehicle, the wholesale value of the Financed Vehicle (as determined according to industry standards and price quotations), plus sales tax, license fees, title fees, and premiums for credit life and credit accident and health insurance obtained in connection with the vehicle or the financing. However, the maximum amount advanced for Motor Vehicle Loans is often less than such amounts depending on a number of factors, including the length of the Motor Vehicle Loan term and the model and year of the Financed Vehicle. These adjustments are made to assure that the Financed Vehicle constitutes adequate collateral to secure the Motor Vehicle Loan.

Since January 1994, an empirically based credit scoring process has been used to objectively index an applicant's creditworthiness. This scoring process was created using historical information from the database of Motor Vehicle Loans owned and serviced by the Bank. Through credit scoring, the Bank evaluates credit profiles in order to quantify credit risk. The credit scoring process entails the use of statistics to correlate common characteristics with credit risk. The credit scoring process used by the Bank is periodically reviewed and validated and, if necessary, updated based upon statistical sampling of actual credit results. The Bank's credit scoring process is intended to provide a basis for lending decisions, but is not meant to supersede the judgment of the credit analyst.

Such information is evaluated by the Bank's experienced credit officers as a package; no one factor is determinative to the analysis. As a result, certain contracts may not comply with all of the Bank's guidelines. Deviations from the guidelines must be approved by a lending officer with appropriate authority. Motor Vehicle Loans which do not comply with all of the Bank's guidelines must have strong compensating factors which indicate a high ability of the applicant to repay the loan. Any Receivables sold by the Bank to any Trust which were the subject of special financing or other promotional programs will have been approved by the Bank in accordance with its normal and customary underwriting practices and procedures for all Motor Vehicle Loans.

The Bank has established internal control procedures and performs periodic audits to ensure compliance with the underwriting guidelines and its established policies and procedures for Motor Vehicle Loans originated directly by the Bank as well as those originated through Dealers.

Dealers from which the Bank purchases retail installment sale contracts have been selected by the Bank based on the Dealer's financial and operating history, and have made representations and warranties to the Bank with respect to the contracts and the security interests in the Financed Vehicles relating thereto, which representations and warranties do not relate to the creditworthiness of the applicant or the collectibility of the loans. In addition, as to a generally small percentage of Motor Vehicle Loans, there is recourse to a Dealer ("DIRECT RECOURSE") if an applicant defaults under a Receivable, subject to certain conditions to be fulfilled by the Bank. Upon breach of any representation or warranty made by such a Dealer with respect to a retail installment sale contract, the Bank has a right of recourse against such Dealer to require it to repurchase such contract. Generally, in determining whether to exercise such right or any right of direct recourse, the Bank considers the prior performance of the Dealer and other business and commercial considerations. The Bank, as Servicer, is obligated to enforce such rights with respect to Dealer Agreements relating to the Receivables in accordance with such customary practices, and the right to any proceeds received upon such enforcement will be conveyed to the applicable Trust.

The Bank may, on a case-by-case basis, permit extensions with respect to the due dates of Receivables or payment deferrals in the discretion of a senior credit officer other than the origination officer. In addition to such extensions, the Bank has historically offered payment deferrals to a broader population of qualifying applicants in June and in December. Unless otherwise specified in a Prospectus Supplement, all obligors that meet the Bank's eligibility requirements will be given the opportunity to take advantage of such payment deferrals. Any such deferrals or extensions may extend the maturity of the applicable Receivable and increase the weighted average life of the Receivables and any fees associated therewith will increase the principal balance of the related Receivable.

Servicing and Collections

Collection activities with respect to delinquent contracts are performed by the Bank's collection personnel. Under current practices, collection personnel generally initiate contact, by mail, with obligors whose contracts have become more than 10 days delinquent. In the event that such contact fails to resolve the delinquency, the collection personnel typically contact the obligor by telephone after the contract becomes 15 days delinquent. Generally, after a contract continues delinquent for 90 days, the vehicle is repossessed; however, under certain circumstances, the vehicle may be repossessed immediately after a contract has become delinquent. After repossession, the Bank is required to give reasonable notice of any proposed sale of the vehicle, and the Bank's practice is to give the obligor 10 days' notice. Losses may occur in connection with delinquent contracts and can arise in several ways, including inability to locate the vehicle to be repossessed. The Bank recognizes losses on Motor Vehicle Loans at the time it deems such Motor Vehicle Loans to be uncollectible, which is generally at the time it has exhausted all of its non-legal remedies, typically no later than the 120th day of delinquency. The servicing and charge-off policies and collection practices of the Bank may change over time in accordance with the Bank's business judgment. Upon repossession and disposition of the vehicle, any deficiency remaining will be pursued to the extent deemed practical.

Physical Damage Insurance

The Bank requires that an obligor provide an insurance policy covering collision and comprehensive insurance. The deductibles are a maximum of $1,000 each for the collision insurance and the comprehensive insurance. The Bank uses an automatic insurance tracking system. If, after 42 days, the Bank has not received evidence of the proper insurance, a notice is sent to the obligor. After giving the obligor another 28 days to purchase the required insurance, the Bank force places "collateral protection insurance" policies on the Financed Vehicle. If the principal balance of a Motor Vehicle Loan is less than $2,000, the Bank does not force place insurance. An amount equal to the premium to cover the policy is added to the loan, and monthly payments are adjusted to pay for the insurance premium over a nine-month period. Unless otherwise specified in the Prospectus Supplement, such additional principal and any interest thereon will not be deemed Trust Property. Virtually all of such force placed insurance policies are written for one year and then re-issued for subsequent years if necessary. Unless otherwise specified in the Prospectus Supplement, insurance on the Receivables in a Trust will be written through Balboa Life and Casualty Company. Balboa Life and Casualty Company also provides the Bank with an errors and omissions policy for insurance follow-ups.

Delinquency and Loss Experience

Fluctuations in delinquencies, repossessions and charge-offs generally follow trends in the overall economic environment and may be affected by such factors as increased competition for obligors, rising consumer debt burden per household and increases in personal bankruptcies. Information with respect to delinquencies, repossessions and charge-offs will be set forth in the Prospectus Supplement, including, to the extent appropriate, past data indicating the delinquency and credit/loss repossession experience for each of the last five calendar years of the Bank's entire portfolio of Motor Vehicle Loans.

                      Maturity and Prepayment Assumptions

Full or partial prepayments on the Receivables in a Trust will have the effect of reducing the weighted average life of the Receivables, while delinquencies by Obligors under the Receivables, as well as extensions and deferrals on the Receivables, will have the effect of increasing the weighted average life of the Certificates. The Receivables may be prepaid at any time and mandatory prepayments of a Receivable may result from, among other things, the sale, insured loss or other disposition of the related Financed Vehicle or the Receivable becoming a Defaulted Receivable. No assurance can be given as to the level or timing of prepayments. If prepayments were to occur after a decline in interest rates, investors seeking to reinvest their funds might be required to invest at a return lower than the

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applicable Pass-Through Rate. Certificateholders will bear all reinvestment risk resulting from prepayment of the Receivables in the related Trust.

The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor may not sell or transfer a Financed Vehicle without the consent of the Servicer. The Servicer believes that the actual rate of prepayments will result in a substantially shorter weighted average life than the scheduled weighted average life of the Receivables in a Trust. Any reinvestment risks resulting from a faster or slower incidence of prepayment of such Receivables will be borne by the related Certificateholders. See "The Certificates--Termination" regarding the Servicer's option to purchase all of the Receivables in a Trust as of the last day of any Collection Period in which the Pool Balance of such Trust as a percentage of the Original Pool Balance is 10.0% or less (or such other percentage as is specified in the related Prospectus Supplement).

The Bank maintains certain records of the historical prepayment experience of its portfolio of indirect Motor Vehicle Loans. The Bank does not believe that such records are adequate to provide meaningful information with respect to the Receivables in a Trust. In any event, no assurance can be given that prepayments on such Receivables would conform to any historical experience, and no prediction can be made as to the actual prepayment experience to be expected with respect to any Receivables.

                              Yield Considerations

With respect to any series of Certificates, on each Distribution Date, interest on the Certificates will be distributed at the applicable Pass-Through Rate on the Class A Certificate Balance and the Class B Certificate Balance as of the immediately preceding Distribution Date (after giving effect to all payments made on such preceding Distribution Date). In the event of a principal prepayment on a Receivable during a Collection Period, Certificateholders will receive their PRO RATA share of interest for the full Collection Period with respect to the unpaid principal balance of such Receivable as of the first day of such Collection Period to the extent that amounts on deposit in the related Certificate Account and in the related Reserve Account are available for such purpose. The Receivables are Simple Interest Receivables and, to the extent that payments of the fixed monthly installments thereunder are received prior to the scheduled due dates for such installments, the portions of such installments allocable to interest will be less than they would be if the payments were received as scheduled. If the related Reserve Account is exhausted, the amount of interest distributed to the Class B Certificateholders and, in certain circumstances, the Class A Certificateholders, may be less than that described above. See "The Certificates--Distributions on Certificates."

Although the Receivables have different Contract Rates, disproportionate rates of prepayments between Receivables with Contract Rates greater than or less than a rate equal to the sum of the applicable Pass-Through Rate and the Basic Servicing Fee Rate will generally not affect the yield to the Certificateholders because the Seller has entered into a Yield Supplement Agreement with each Trust. However, higher rates of prepayments of Receivables with higher Contract Rates will decrease the amount available to cover delinquencies and defaults on the Receivables. See "The Certificates--Distributions on Certificates."

Additional information concerning the Receivables, including the selection criteria and other characteristics of the Receivables, will be set forth in the Prospectus Supplement for each series of Certificates.

                       Pool Factors and Other Information

The "CLASS A POOL FACTOR" and the "CLASS B POOL FACTOR" for any series of Certificates will each be a seven-digit decimal that the Servicer will compute each month indicating the remaining Class A Certificate Balance and Class B Certificate Balance, respectively, as of the close of business of the Servicer on the Distribution Date, as a fraction of the respective initial outstanding principal balance of the Class A Certificates and the Class B Certificates. The Class A Pool Factor and the Class B Pool Factor will each be 1.0000000 as of the date of the initial issuance of the Certificates (the "CLOSING DATE"), and thereafter will decline to reflect reductions in the outstanding principal balance of the Class A Certificates and Class B Certificates.

A Class A Certificateholder's portion of the aggregate outstanding principal balance of the Class A Certificates is the product of (i) the original denomination of the holder's Class A Certificate and (ii) the related Class A Pool Factor. A

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
Class B Certificateholder's portion of the aggregate outstanding principal balance of the Class B Certificates is the product of (i) the original denomination of the holder's Class B Certificate and (ii) the related Class B Pool Factor.

Pursuant to the applicable Agreement, the Certificateholders of a series will receive from the related Trustee monthly reports concerning the payments received on the Receivables, Pool Balance, Class A Pool Factor and Class B Pool Factor, and various other items of information. Certificateholders of record during any calendar year will be furnished information by such Trustee for tax reporting purposes not later than the latest date permitted by law. See "The Certificates--Statements to Certificateholders."

                                Use of Proceeds

For any series of Certificates, the Seller will receive the Certificates in exchange for the contribution to a Trust of the Receivables and the other Trust Property described in a related Prospectus Supplement. Unless otherwise described in the Prospectus Supplement, the net proceeds to be received by the Seller from the sale of the Certificates will be added to its general corporate funds and will be used for general corporate purposes.

                                    The Bank

The Bank, which will act as the Seller and Servicer for the Trusts, is a subsidiary of First Security Corporation, a Delaware multi-state financial services corporation based in Salt Lake City, Utah. First Security Corporation is the oldest continuously operating multi-state bank holding company in the United States. The Bank is a major participant in the motor vehicle financing and dealer flooring markets in Utah, Idaho and neighboring market areas, as well as in all facets of consumer and commercial lending.

                                The Certificates

The Certificates will be issued in series. Each series of Certificates will be issued pursuant to an Agreement to be entered into by the Bank and the Trustee specified in the related Prospectus Supplement. A form of Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Copies of an Agreement may be obtained by the Certificateholders upon written request to the Bank at 79 South Main Street, Salt Lake City, Utah 84111. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the related Agreement. Where particular provisions or terms used in an Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference as a part of such summaries.

General

Each series of Certificates will evidence interests in a Trust to be created pursuant to an Agreement. The Class A Certificates will evidence in the aggregate an undivided ownership interest of the Class A Percentage of the Trust and the Class B Certificates will evidence in the aggregate an undivided ownership interest of the Class B Percentage of the Trust. On each Distribution Date, the Trustee will distribute, to Certificateholders of the related Trust of record on the related Record Date, all payments of principal on the Receivables received by the Servicer during the related Collection Period, plus interest at the applicable Pass-Through Rate on the Class A Certificate Balance and the Class B Certificate Balance as of the immediately preceding Distribution Date (after giving effect to all payments made on such Distribution Date), to the extent that sufficient funds are on deposit in the related Certificate Account or available in the related Reserve Account to make such distribution. See "--Distributions on Certificates" and "-- Reserve Account." Principal and interest to be distributed to Certificateholders may be provided by payments made by or on behalf of Obligors, the payment of Purchase Amounts by the Seller or the Servicer, draws from the related Reserve Account, payments pursuant to the related Yield Supplement Agreement, repossession of, or other enforcement measures taken with respect to, Financed Vehicles after default by Obligors and the realization of net Liquidation Proceeds with respect thereto, or Recoveries (if any) of deficiencies from Obligors after repossession and sale of Financed Vehicles. See "--Sale and Assignment of the Receivables" and "--Servicing Procedures." In the event that, on any Distribution Date, funds available from the foregoing sources are insufficient to provide for such distributions, any shortfall will be payable on the subsequent Distribution Date, to the extent funds are available therefor.

The Certificates will be offered for purchase in denominations of $1,000 and integral multiples thereof and will be represented initially by global certificates registered in the name of Cede, as nominee of DTC. No Certificate Owner will be entitled to receive a Definitive Certificate representing such person's interest in any Trust unless Definitive Certificates are issued under the limited circumstances described herein. Unless and until Definitive Certificates are issued, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its Direct Participants and all references to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC. See "--Definitive Certificates."

Book Entry Registration

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("DIRECT PARTICIPANTS")and to facilitate the clearance and settlement of securities transactions between Direct Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Direct Participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("INDIRECT PARTICIPANTS").

Certificate Owners that are not Direct Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Certificates may do so only through Direct Participants or Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and interest from the appropriate Trustee through Direct Participants or Indirect Participants. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, as such payments will be forwarded by the Trustee to Cede as nominee of DTC. DTC will forward such payments to its Direct Participants which thereafter will forward them to Indirect Participants or Certificate Owners. It is anticipated that the only "Certificateholder" will be Cede as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Direct Participants and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (THE "RULES"), DTC will be required to make book-entry transfers of Certificates among Direct Participants and to receive and transmit distributions of principal of, and interest on, the Certificates. Direct Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Certificates, the Rules provide a mechanism by which Participants will receive payments and Certificate Owners will be able to transfer their interests.

Because DTC can only act on behalf of Direct Participants, who in turn act on behalf of Indirect Participants, and on behalf of certain banks, trust companies and other persons approved by it, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the absence of physical certificates for such Certificates.

DTC has advised the Seller that it will take any action permitted to be taken by a Certificateholder under the related Agreement only at the direction of one or more Direct Participants to whose accounts with DTC the Certificates are credited. Additionally, DTC has advised the Seller that to the extent that the applicable Agreement requires that any action may be taken only by holders of Class A Certificates or Class B Certificates representing specified percentages of the aggregate outstanding principal amount thereof, DTC will take such action only at the direction of and on behalf of Direct Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Direct Participants whose holdings include such undivided interests.

Definitive Certificates

Each series of Certificates will be issued in fully registered, certificated form ("DEFINITIVE CERTIFICATES") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Seller advises the related Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Certificates and such Trustee or the Seller is unable to locate a qualified successor, (ii) the Seller, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Servicing Termination, with respect to a series of the Class A Certificates, Class A Certificate Owners of such series representing in the aggregate not less than a majority of the aggregate outstanding principal balance of the Class A Certificates or, with respect to the Class B Certificates, Class B Certificate Owners representing in the aggregate not less than a majority of the aggregate outstanding principal balance of the Class B Certificates, advise the Trustee and DTC through Direct Participants in writing that the continuation of a book-entry system through DTC (or successor thereto) is no longer in the Class A Certificate Owners' or the Class B Certificate Owners', as the case may be, best interests.

Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Direct Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC to the Trustee of the global certificates representing the Certificates and receipt by the Trustee of instructions for re-registration, the Trustee will reissue the Certificates as Definitive Certificates and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the related Agreement ("HOLDERS").

Distributions of principal of, and interest on, the Class A Certificates and the Class B Certificates will be made by the Trustee directly to Holders of Definitive Certificates in accordance with the procedures set forth herein and in the related Agreement. Distributions of principal and interest on each Distribution Date will be made to Holders in whose names the Definitive Certificates were registered at the close of business of the Trustee on the related Record Date. Such distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by such Trustee. The final payment on any Definitive Certificate, however, will be made only upon presentation and surrender of the Definitive Certificate at the office or agency specified in the related notice of final distribution mailed to Holders.

Definitive Certificates will be transferable and exchangeable subject to such reasonable regulations as the Trustee may prescribe. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other government charge imposed in connection therewith.

Sale and Assignment of the Receivables

On or prior to a Closing Date, pursuant to each Agreement, the Seller will sell and assign to the related Trust, without recourse, the Seller's entire interest in the Receivables and the proceeds thereof, including its security interests in the Financed Vehicles. Each Receivable with respect to a Trust will be identified in a schedule incorporated by reference into the related Agreement (the "SCHEDULE OF RECEIVABLES"). The Trustee will, concurrently with such sale and assignment, execute, authenticate and deliver the global certificates representing the Certificates to the Seller, to be delivered by, or on behalf of, the Seller to DTC.

The Seller will warrant in each Agreement as to each Receivable conveyed by it to the related Trust that, among other things, as of the Closing Date (unless otherwise indicated): (i) the Receivable has been fully and properly executed by the parties thereto and (a) has been originated by the Seller or has been originated by a Dealer for the retail sale of a Motor Vehicle in the ordinary course of such Dealer's business and has been purchased by the Seller in the ordinary course of the Seller's business and has been validly assigned by such Dealer to the Seller, (b) is secured by a valid, subsisting and enforceable security interest in favor of the Seller in the Financed Vehicle (subject to administrative delays and clerical errors on the part of the applicable government agency) prior in right to the security interest of any other creditor, which security interest is assignable together with such Receivable, and has been so assigned, by the Seller to the Trustee, (c) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security, (d) provided, at origination, for level monthly payments (although the amount of the first and last payments may be different), which fully amortize the initial principal balance of the Receivable over the original term and (e) provides for a payment that will fully pay the principal balance of such Receivable as of the first day of the Collection Period in which the Receivable is fully prepaid, together with interest accrued at least to the date of prepayment at the related Contract Rate; (ii) the information set forth in the related Schedule of Receivables was true and correct as of the close of business of the Seller on the Cutoff Date; (iii) the Receivable complied at the time it was originated or made, and will comply as of the Closing Date, in all material respects with all requirements of applicable Federal, state and local laws, and regulations thereunder; (iv) the Receivable constitutes the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable in all material respects by the holder thereof in accordance with its terms, and the Receivable is not subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of the Receivable, or the exercise of any right thereunder, will not render the Receivable unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the Seller has no notice that any right of rescission, setoff, counterclaim or defense has been asserted with respect thereto; (v) the Seller has taken no action which would have the effect of releasing the related Financed Vehicle from the lien granted by the Receivable in whole or in part; (vi) no material provision of the Receivable has been amended, waived, altered or modified in any respect, except such waivers as would be permitted under the related Agreement, and no amendment, waiver, alteration or modification causes such Receivable not to conform to the other representations or warranties contained in this paragraph; (vii) the Seller has not received notice of any liens or claims, including liens for work, labor, materials or unpaid state or Federal taxes relating to the Financed Vehicle securing the Receivable, that are or may be prior to or equal to the lien granted by the Receivable; (viii) except for payment delinquencies continuing for a period of not more than 30 days as of the Cutoff Date, no default, breach, violation or event permitting acceleration under the terms of the Receivable exists and no continuing condition that with notice or lapse of time, or both, would constitute a default, breach, violation or event permitting acceleration under the terms of the Receivable has arisen; (ix) if the principal balance of a Receivable exceeds $2,000 (or such other amount as is specified in the related Prospectus Supplement), the Financed Vehicle securing such Receivable is insured under an insurance policy covering theft and physical damage, the premiums for which have been paid in full, and such insurance policy is in full force and effect, (x) the Receivable has not been sold, assigned, pledged or otherwise conveyed by the Seller to any person other than the related Trust, and, immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to the Receivable free and clear of any encumbrance, equity, lien, pledge, charge, claim, security interest or other right or interest of any other person and had full right and power to transfer and assign the Receivable to the Trust and immediately upon the transfer and assignment of the Receivable to the Trust, such Trust will have good and marketable title to the Receivable, free and clear of any encumbrance, equity, lien, pledge, charge, claim, security interest or other right or interest of any other person and, if such transfer to such Trust is deemed to be a transfer for security, such Trust's interest in the Receivable resulting from the transfer has been perfected under the UCC; (xi) the Seller has duly fulfilled all obligations on its part to be fulfilled under, or in connection with, the Receivable and (xii) there is only one original executed Receivable, and immediately prior to the related Closing Date, the Seller will have possession of such original executed Receivable.

The Seller also will warrant in each Agreement that: (i) the Original Pool Balance will be a specified amount (which amount is described in the related Prospectus Supplement); (ii) as of the related Cutoff Date, the Receivables had the individual characteristics described in the applicable Prospectus Supplement under "The Receivables--Selection Criteria;" (iii) as of the related Cutoff Date, the Receivables had the characteristics described in the applicable Prospectus Supplement under "The Receivables--Certain Characteristics;" (iv) by the related Closing Date, the Seller will have caused the portions of the Seller's electronic master record of retail motor vehicle loans relating to the Receivables to be clearly and unambiguously marked to show that such Receivables constitute part of the Trust Property and are owned by such Trust in accordance with the terms of the related Agreement; and (v) the Seller has not taken any action to convey any right to any person that would result in such person having a right to payments received under the related theft and physical damage insurance policies or Dealer Agreements or to payments due under such Receivables that is senior to or equal with that of the Trust.

To assure uniform quality in servicing the Receivables and to reduce administrative costs, pursuant to each Agreement, the Trustee will appoint the Servicer and the Servicer will appoint First Security Service Company, an affiliate of the Servicer, as initial custodian of the Receivables held by the related Trust. First Security Service Company, in its capacity as custodian with respect to the Receivables, will hold such Receivables and the motor vehicle certificates of title relating thereto (each, a "RECEIVABLE FILE") on behalf of the Trustee for the benefit of Certificateholders. The Receivables will not be stamped or otherwise marked to reflect the sale and assignment of the Receivables to the Trust and will not be segregated from other receivables held by First Security Service Company on behalf of the Servicer. Documents related to the Receivables that are not included in the original Receivable Files will be maintained by First Security Service Company, on behalf of the Servicer, in a computer imaging system (but not in original form). The Seller's and First Security Service Company's accounting records and computer systems will reflect the sale and assignment of the Receivables to such Trust, and UCC financing statements with respect to such sale and assignment will be filed. See "Formation of the Trusts" and "Certain Legal Aspects of the Receivables."

Mandatory Repurchase of Receivables

In the event of a breach or failure to be true of any warranty described in "--Sale and Assignment of the Receivables" by the Seller with respect to the Receivables in a Trust, which breach or failure materially and adversely affects the interests of such Trust and the related Certificateholders in a Receivable (it being understood that any such breach or failure with respect to certain representations and warranties which does not affect the ability of the Trust to receive and retain payment in full on the Receivable will not be deemed to have such a material and adverse effect), the Seller, unless such breach or failure has been cured by the last day of the related Collection Period which includes the 60th day after the date on which the Seller becomes aware of, or receives written notice from the Trustee or the Servicer of, such breach or failure, will be required to repurchase the Receivable from the Trustee, without recourse, representation or warranty, other than that the Trustee has not imposed any liens on such Receivable to be repurchased, for the Purchase Amount. In addition, if any payment deferral or credit extension permitted by the Servicer results in the term of a Receivable extending beyond the last day of the Collection Period immediately preceding the related Final Scheduled Distribution Date, the Servicer is required to purchase that Receivable for the Purchase Amount. See "--Credit Deferrals and Optional Payment Deferrals." The Purchase Amount is payable on the Deposit Date related to such Collection Period. The repurchase obligation will constitute the sole remedy available to the related Certificateholders, Trustee or Trust against the Seller for any such uncured breach or failure, except with respect to certain indemnities of the Seller under the related Agreement.

The "PURCHASE AMOUNT" of any Receivable means, with respect to any Deposit Date, an amount equal to the sum of (i) the outstanding principal balance of such Receivable as of the last day of the related Collection Period and (ii) an amount equal to the amount of accrued and unpaid interest on such principal balance at the applicable Contract Rate through the last day of such related Collection Period, in each case after giving effect to Collections on such Receivable in such Collection Period.

Credit Deferrals and Optional Payment Deferrals

Other than as described below, the Servicer will not be allowed to increase or decrease the amount or number of payments under a Receivable or the Contract Rate of a Receivable, or extend, rewrite or otherwise modify the payment terms of a Receivable, release collateral securing a Receivable, or otherwise modify or waive any material term of a Receivable. Notwithstanding the foregoing, the Servicer will be allowed to grant to an Obligor one or more payment deferrals (each, a "CREDIT DEFERRAL") if (i) the Servicer determines that, absent such deferral, a payment default by the Obligor is reasonably foreseeable, (ii) the Servicer would grant such Credit Deferral if the Receivable were serviced by it for its own account and in accordance with its customary standards, (iii) the cumulative extensions with respect to any Receivable would not cause the term of such Receivable to extend beyond the last day of the Collection Period immediately preceding the related Final Scheduled Distribution Date, (iv) such extensions in the aggregate would not exceed two months for each twelve months of the original term of the Receivable and (v) interest would continue to accrue on the outstanding principal balance of the Receivable during the term of such Credit Deferral. In the event that the Servicer fails to comply with the provisions of the preceding sentence, the Servicer will be required to purchase the Receivable or Receivables affected thereby for the Purchase Amount. The

Servicer will receive a fee in connection with the grant of Credit Deferrals, which fee is then added to the principal balance of the related Receivable.

Unless otherwise provided in a Prospectus Supplement, the Servicer will be allowed to grant non-credit related extensions of any regularly scheduled payment due under a Receivable (each, an "OPTIONAL PAYMENT DEFERRAL") to Obligors satisfying the following conditions: (i) at the time of the extension, the Receivable is not the subject of two Optional Payment Deferrals in the related fiscal year of the related Trust; (ii) the Receivable is (x) not the subject of any Credit Deferral within 90 days of the related Optional Payment Deferral, or (y) not the subject of more than two Credit Deferrals since its date of origination; (iii) the Receivable has been more than 30 days past due no more than once; (iv) at the time of the Optional Payment Deferral, the Receivable is not 15 days or more delinquent; (v) at the time of the Optional Payment Deferral, the remaining term of the Receivable is greater than 20%, but not more than 95%, of the original specified term of the Receivable; and (vi) in the reasonable judgment of the Servicer, the Receivable is not likely to become a Defaulted Receivable following the Optional Payment Deferral. If, as an inadvertent result of any Optional Payment Deferral, the extension breached any of the terms of the preceding criteria (i) through (vi) or caused the term of the Receivable to extend beyond the last day of the Collection Period immediately preceding the Final Scheduled Distribution Date, then the Servicer will be obligated to purchase the Receivable for the Purchase Amount. The Servicer will receive a fee in connection with the grant of Optional Payment Deferrals, which fee is then added to the principal balance of the related Receivable.

Accounts

With respect to each series of Certificates, the Trustee will establish one or more segregated accounts (collectively for such series, the "CERTIFICATE ACCOUNT"), in the name of the Trustee on behalf of the related Trust and for the benefit of the Certificateholders of such series, into which all payments made on or with respect to the Receivables will be deposited. Additionally, with respect to each series of Certificates, the Trustee will establish a segregated account (the "CLASS A DISTRIBUTION ACCOUNT") in the name of the Trustee on behalf of the related Trust and for the benefit of the Class A Certificateholders, and a segregated account (the "CLASS B DISTRIBUTION ACCOUNT") in the name of the Trustee on behalf of the related Trust and for the benefit of the Class B Certificateholders, from which all distributions with respect to the Class A Certificates and the Class B Certificates, respectively, will be made. The Certificate Account, the Class A Distribution Account and the Class B Distribution Account for a series are collectively referred to as the "ACCOUNTS," and such Accounts shall initially be established with the Trustee.

Each Account will be at all times an Eligible Deposit Account. If any Account held by the Trustee in its own trust department ceases to be an Eligible Deposit Account, the Trustee will be required to transfer such Account to an Eligible Bank or otherwise cause such Account to again become an Eligible Deposit Account. "ELIGIBLE DEPOSIT ACCOUNT" means either (a) a segregated account with an Eligible Bank or (b) a segregated trust account with the trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having trust powers and acting as trustee for funds deposited in such account, so long as the long-term unsecured debt of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

"ELIGIBLE BANK" means any institution with trust powers (which may be the Bank or the Trustee), organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) which has a combined capital and surplus in excess of $50,000,000, the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corporation (the "FDIC"), which is subject to supervision and examination by Federal or state banking authorities and which has (i) a rating of at least P-1 from Moody's Investors Service, Inc. ("MOODY'S")and A-l+ from Standard & Poor's Ratings Service, a Division of the McGraw Hill Companies ("S&P") with respect to short-term deposits obligations,
(ii) a rating of A2 or higher from Moody's and A from S&P with respect to long-term unsecured debt obligations, or (iii) such other ratings as may be described in a Prospectus Supplement.

The Accounts may be maintained with the Bank, or any affiliate of the Bank, if the Bank or such affiliate, as the case may be, and the Accounts meet the eligibility criteria described in the preceding paragraphs.

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Funds in the Accounts will be invested as provided in the related Agreement in
Eligible Investments. "ELIGIBLE INVESTMENTS" will generally be limited to investments acceptable to the Rating Agencies as being consistent with the rating of the Certificates and may include, if otherwise eligible, debt securities of the Trustee, the Bank or any of their affiliates and money market funds for which the Trustee, the Bank or any of their affiliates is an investment manager or investment advisor. Investments of amounts on deposit in the Accounts with respect to any Collection Period or Distribution Date are limited to obligations or securities that mature not later than the related Deposit Date. However, to the extent permitted by each Rating Agency, funds on deposit in the Reserve Account may be invested in securities that will not mature prior to the date of the next distribution with respect to the Certificates. Any earnings (net of losses and investment expenses) on amounts on deposit in the Accounts will be paid to the Seller and will not be available to Certificateholders.

Collections on the Receivables

The Servicer will deposit all payments on Receivables held by a Trust (other than late fees, prepayment charges and certain other amounts payable to the Servicer under the applicable Agreement, which are not required to be deposited into the related Certificate Account) into the Certificate Account not later than two business days after receipt thereof. However, if conditions satisfactory to the Rating Agencies have been met, the Servicer will no longer be required to make such payments within two business days, but instead will be permitted to make such payments for a Collection Period into the Certificate Account not later than the close of business (New York time) on the related Deposit Date. Notwithstanding that payments received in respect of the Receivables by the Servicer may not be required to be segregated from the Servicer's own funds, the Agreement requires the Servicer to deposit into the Certificate Account the full amount of all payments received from Obligors during the related Collection Period and consequently the Servicer, not the Certificateholders, will bear the risk of loss on all amounts received with respect to the Receivables prior to their deposit into the Certificate Account.

The Seller and the Servicer will also deposit into the Certificate Account on or before the next Deposit Date the Purchase Amount of each Receivable to be repurchased or purchased by them pursuant to an obligation that arose during the related Collection Period. The Servicer will be entitled to retain, or to be reimbursed from, amounts otherwise payable into, or on deposit in, the Certificate Account but later determined to have resulted from mistaken deposits or postings or checks returned for insufficient funds.

As an administrative convenience, so long as no Event of Servicing Termination has occurred, the Servicer will be permitted to make deposits for a Collection Period net of distributions to be made to it with respect to such Collection Period. The Servicer will account to the Trustee and to the Certificateholders, however, as if all such deposits and distributions were made individually.

Servicing Procedures

The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by a Trust in a manner consistent with the related Agreement and will exercise the degree of skill and care that the Servicer exercises with respect to similar motor vehicle loans serviced by the Servicer for itself or others and that are consistent with prudent industry standards. The Servicer is permitted to delegate (i) any and all of its servicing duties to any of its affiliates or (ii) specific duties to subcontractors who are in the business of performing such duties; PROVIDED, HOWEVER, the Servicer will remain obligated and liable to the Trustee and the Certificateholders for servicing and administering the Receivables in accordance with the related Agreement as if the Servicer alone were servicing the Receivables. References herein to actions required or permitted to be taken, or restrictions on actions to be taken, by the Servicer include such actions by a subservicer. References herein to amounts received by the Servicer include amounts received by a subservicer.

In each Agreement, the Servicer will covenant that: (A) the Servicer will not release the Financed Vehicle from the security interest granted by the related Receivable in whole or in part, except upon payment in full of the Receivable or as otherwise contemplated by such Agreement; (B) the Servicer will not impair in any material respect the rights of the Certificateholders in the Receivables, the Dealer Agreements or the physical damage insurance policies; and

                                       25
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(C) except in the case of certain extensions, amendments or modifications explicitly permitted by such Agreement, the Servicer will not (i) amend or modify the principal balance or Contract Rate of any Receivable or (ii) amend, waive or otherwise modify any material term of a Receivable.

In the event of a breach by the Servicer of any covenant described above that materially and adversely affects the interests of the related Trust and the Certificateholders in a Receivable, the Servicer, unless such breach has been cured by the last day of the Collection Period which includes the 60th day after the date on which the Servicer becomes aware of, or receives written notice of such breach from the Trustee or the Seller, will be required to purchase the Receivable from the Trustee, without recourse, representation or warranty, other than that the Trustee has not imposed any liens on such Receivable to be repurchased, for the Purchase Amount on the Deposit Date related to such Collection Period or earlier under certain circumstances. In addition, if any payment deferral or credit extension permitted by the Servicer results in the term of a Receivable extending beyond the last day of the Collection Period immediately preceding the Final Scheduled Distribution Date of the related series, the Servicer will be required to purchase that Receivable for the Purchase Amount. Such purchase will occur as of the last day of the related Collection Period. The purchase obligation will constitute the sole remedy available to the Certificateholders, the related Trust or Trustee against the Servicer for any such uncured breach, except with respect to certain indemnities of the Servicer under the related Agreement.

Each Agreement will also generally require the Servicer to charge off a Receivable as a Defaulted Receivable in accordance with its customary servicing procedures, to use its best efforts to repossess and liquidate the Financed Vehicle as soon as feasible and to follow such of its normal collection practices and procedures as it deems necessary or advisable, and that are consistent with the standard of care required by the related Agreement, to realize upon any Receivable. The Servicer may sell the Financed Vehicle securing such Receivable at judicial sale or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables."

Each Agreement will provide that the Servicer will defend and indemnify the related Trust, Collateral Agent and Certificateholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, arising out of or resulting from (i) the use, ownership or operations by the Servicer or any affiliate thereof of any Financed Vehicle or (ii) the willful misfeasance, negligence or bad faith of the Servicer in the performance of its duties under an Agreement. The Servicer's obligations to indemnify the related Trust, the Collateral Agent and the Certificateholders for the Servicer's actions or omissions will survive the removal of the Servicer, but will not apply to any action or omission of a successor servicer.

Servicing Compensation

With respect to each series of Certificates, on each Distribution Date, to the extent of Interest Collections, the Servicer will receive a fee for servicing the Receivables equal to one-twelfth of a per annum rate (the "BASIC SERVICING FEE RATE") multiplied by the Pool Balance as of the first day of the related Collection Period (the "BASIC SERVICING FEE"). If it is acceptable to each Rating Agency without a reduction in the rating of the Certificates, the Basic Servicing Fee in respect of a Collection Period (together with any portion of the Basic Servicing Fee that remains unpaid from prior Distribution Dates) at the option of the Servicer may be paid at or as soon as possible after the beginning of such Collection Period out of the first collections of interest received on the Receivables for such Collection Period. The Basic Servicing Fee Rate will equal 1.0% per annum (or such other percentage as is set forth in the related Prospectus Supplement). In addition, with respect to each series of Certificates, the Servicer will be entitled to retain any late fees, prepayment charges (other than Deferral Fees) and other fees and charges collected during the related Collection Period, plus any interest earned during the Collection Period on deposits in the Accounts (the "SUPPLEMENTAL SERVICING FEE").

The Basic Servicing Fee and Supplemental Servicing Fee with respect to each series of Certificates will compensate the Servicer for performing the functions of a third party servicer of Motor Vehicle Loans and for administering the Receivables on behalf of the Certificateholders, including collecting payments, accounting for collections, furnishing monthly and annual statements to the Trustee with respect to distributions, responding to inquiries of Obligors, investigating delinquencies and providing collection and repossession services in cases of Obligor default. The Basic Servicing Fee and Supplemental Servicing Fee will provide further compensation for certain taxes, accounting fees,

                                       26
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outside auditor fees and processing costs, and other costs incurred by the
Servicer under each Agreement in connection with administering and servicing the Receivables.

Advances

With respect to any series of Certificates, on each Deposit Date, the Servicer may, subject to the following and unless otherwise specified in a Prospectus Supplement, make a payment with respect to each Receivable serviced by it (other than a Defaulted Receivable) equal to the excess, if any, of (x) the product of the principal balance of such Receivable as of the first day of the applicable Collection Period and one-twelfth of its Contract Rate (calculated on the basis of a 360-day year comprised of twelve 30-day months), over (y) Interest Collections actually received by the Servicer as of the last day of such Collection Period with respect to such Receivable. The Servicer may elect not to make any Advance of due and unpaid interest with respect to a Receivable to the extent that the Servicer, in its sole discretion, determines that such Advance is not recoverable from subsequent payments on such Receivable or from funds in the Reserve Account.

With respect to any series of Certificates, on each Distribution Date, prior to making any distribution to the Certificateholders, the Servicer shall be reimbursed for all Outstanding Advances with respect to prior Distribution Dates, to the extent of the Interest Collections for such Distribution Date and, to the extent such Interest Collections are insufficient, to the extent of the funds in the related Reserve Account. If it is acceptable to each Rating Agency without reduction in the rating of the Certificates, the Outstanding Advances at the option the Servicer may be paid at or as soon as possible after the beginning of the applicable Collection Period out of the first collections of interest received on the Receivables held by the related Trust for such Collection Period.

The Servicer will deposit all Advances into the applicable Certificate Account on the Deposit Date.

Yield Supplement Agreement

With respect to any series of Certificates, simultaneously with the sale and assignment of the Receivables by the Seller to the related Trust, such Trust and the Seller will enter into a Yield Supplement Agreement if the amount calculated below is greater than zero. Each Yield Supplement Agreement will, with respect to each Receivable held by the related Trust, provide for the payment by the Servicer on or prior to each Deposit Date of an amount (if positive) calculated by the Servicer equal to one-twelfth of the excess of (i) the sum of the amount of interest that would accrue on the Class A Percentage of such Receivable's principal balance as of the first day of the related Collection Period at a rate equal to the sum of the Class A Pass-Through Rate and the Basic Servicing Fee Rate and the amount of interest that would accrue on the Class B Percentage of such Receivable's principal balance as of the first day of the related Collection Period at a rate equal to the sum of the Class B Pass-Through Rate and the Basic Servicing Fee Rate over (ii) interest at the Contract Rate on such Receivable's principal balance as of the first day of the applicable Collection Period.

The Seller's obligations under each Yield Supplement Agreement will be secured by funds on deposit in a separate Eligible Deposit Account to be maintained by the Seller in the name of the Collateral Agent for the benefit of the Certificateholders (a "YIELD SUPPLEMENT ACCOUNT"). The amount required to be deposited by the Seller into such Yield Supplement Account on the Closing Date will be equal to the Yield Supplement Initial Deposit, and the amount on deposit in the Yield Supplement Account and available on any Distribution Date will be the Specified Yield Supplement Balance.

Each Yield Supplement Account will be an Eligible Deposit Account which the Seller shall establish and maintain in the name of, and under the control of, the Collateral Agent. Funds on deposit in such Yield Supplement Account will be invested in Eligible Investments selected by the Seller; PROVIDED that, if permitted by the Rating Agencies, funds on deposit in a Yield Supplement Account may be invested in Eligible Investments that mature later than the next Deposit Date. A Yield Supplement Account and any amounts therein shall not be property of the related Trust, but will be pledged to and held for the benefit of the Collateral Agent, as secured party for the benefit of the Certificateholders. Each Yield Supplement Account shall initially be maintained at the corporate trust office of the related Trustee.

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
Amounts on deposit in a Yield Supplement Account will be released to the Seller on each Distribution Date to the extent the amount on deposit in such Yield Supplement Account exceeds the Specified Yield Supplement Balance. The Collateral Agent also shall cause all investment earnings attributable to any Yield Supplement Account to be distributed on each Distribution Date to the Seller. Upon any distribution to the Seller of amounts from a Yield Supplement Account, the Certificateholders will not have any rights in, or claims to, such amounts.

Reserve Account

With respect to each series of Certificates, a separate Reserve Account will be created with an initial deposit of cash or Eligible Investments having a value of at least the Reserve Account Initial Deposit. In addition, on each Distribution Date, any amounts on deposit in the related Certificate Account with respect to the related Collection Period after payments to the Certificateholders and the Servicer have been made will be deposited into the related Reserve Account until the amount of such Reserve Account is equal to the Specified Reserve Account Balance.

Each Reserve Account will be an Eligible Deposit Account which the Seller shall establish and maintain in the name of, and under the control of, the related Collateral Agent. Funds on deposit in any Reserve Account will be invested in Eligible Investments selected by the Seller; PROVIDED that, if permitted by the Rating Agencies, funds on deposit in such Reserve Account may be invested in Eligible Investments that mature later than the next Deposit Date. A Reserve Account and any amounts therein will not be property of the Trust, but will be pledged to and held by the related Collateral Agent, as secured party for the benefit of the related Certificateholders.

On each Distribution Date, the amount available in any Reserve Account (the "AVAILABLE RESERVE AMOUNT") will equal the lesser of (i) the amount on deposit in such Reserve Account (net of investment earnings) and (ii) the Specified Reserve Account Balance.

For each series, on or prior to each Deposit Date, the related Collateral Agent will withdraw funds from the applicable Reserve Account (i) to the extent required to make reimbursements of Outstanding Advances to the extent not recovered from Interest Collections and (ii) to the extent (x) the sum of the amounts required to be distributed to Certificateholders and the accrued and unpaid Basic Servicing Fees payable to the Servicer on such Distribution Date exceeds (y) the amount on deposit in the Certificate Account as of the last day of the related Collection Period (net of investment income). Such deficiencies in a Certificate Account may result from, among other things, Receivables becoming Defaulted Receivables or the failure of the Servicer to make any remittance required to be made under the related Agreement. The aggregate amount to be withdrawn from a specific Reserve Account on any Deposit Date will not exceed the Available Reserve Amount with respect to the applicable Distribution Date. The related Collateral Agent will deposit the proceeds of the withdrawal described in clause (ii) above into the Certificate Account on or before the Distribution Date with respect to which such withdrawal was made.

For each series, the Specified Reserve Account Balance on any Distribution Date will equal the Basic Reserve Account Percentage of the related Pool Balance as of the last day of the related Collection Period, but in any event will not be less than the lesser of (i) the Reserve Account Floor Amount and (ii) the Full Payoff Amount; provided that the Specified Reserve Account Balance will be calculated using the Reserve Account Increase Percentage instead of the Basic Reserve Account Percentage for any Distribution Date (beginning on the Reserve Account Trigger Starting Date) on which the Average Net Loss Ratio exceeds the Default Trigger or the Average Delinquency Ratio exceeds the Delinquency Trigger.

    "AGGREGATE NET LOSSES" means, for each series, for any Collection Period, the aggregate amount allocable to principal of all Receivables newly designated during such Collection Period as Defaulted Receivables minus all Liquidation Proceeds to the extent allocable to principal collected during such Collection Period with respect to all Defaulted Receivables (whether or not newly designated as such).

    "AVERAGE DELINQUENCY RATIO" means, for each series, as of any Distribution Date, the average of the Delinquency Ratios for the preceding three Collection Periods.

    "AVERAGE NET LOSS RATIO" means, for each series, as of any Distribution Date, the average of the Net Loss Ratios for the preceding three Collection Periods.

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
    "BASIC RESERVE ACCOUNT PERCENTAGE" for any series will be specified in the related Prospectus Supplement.

    "DEFAULTED RECEIVABLE" means, with respect to any Collection Period, a Receivable (other than a Purchased Receivable) which the Servicer, on behalf of the Trust, has determined to charge off during such Collection Period in accordance with its customary servicing practices; provided, however, that any Receivable which the Seller or the Servicer is obligated to repurchase or purchase shall be deemed not to be a Defaulted Receivable during a Collection Period unless the Seller or the Servicer fails to deposit the Purchase Amount on the related Deposit Date when due unless such Receivable is otherwise repurchased or purchased on or prior to the last day of the Collection Period in which such Receivable is determined to be a Defaulted Receivable.

    "DEFAULT TRIGGER" for any series will be specified in the related Prospectus Supplement.

    "DELINQUENCY RATIO" means, for each series, for any Collection Period, the ratio, expressed as a percentage, of (i) the principal amount of all outstanding Receivables (other than Purchased Receivables and Defaulted Receivables) which are 60 or more days delinquent as of the last day of such Collection Period, determined in accordance with the Servicer's customary practices, divided by (ii) the Pool Balance as of the last day of such Collection Period.

    "DELINQUENCY TRIGGER" for any series will be specified in the related Prospectus Supplement.

    "FULL PAYOFF AMOUNT" for a series means the sum of the Pool Balance of the related Trust plus an amount sufficient to pay interest on (i) the Class A Percentage of such Pool Balance at a rate equal to the sum of the Class A Pass-Through Rate and the Basic Servicing Fee Rate through the Final Scheduled Distribution Date and (ii) the Class B Percentage of such Pool Balance at a rate equal to the sum of the Class B Pass-Through Rate and the Basic Servicing Fee Rate through the Final Scheduled Distribution Date.

    "LIQUIDATION PROCEEDS" means, for each series, with respect to any Distribution Date and a Receivable that became a Defaulted Receivable during the related Collection Period, (i) insurance proceeds received during such Collection Period by the Servicer, with respect to insurance policies relating to the Financed Vehicles or the Obligors, (ii) amounts received by the Servicer during such Collection Period from a Dealer in connection with such Defaulted Receivable pursuant to the exercise of rights under a Dealer Agreement, and (iii) the monies collected by the Servicer (from whatever source, including proceeds of a sale of a Financed Vehicle or deficiency balance recovered after the charge-off of the related Receivable) during such Collection Period on such Defaulted Receivable net of any expenses incurred by the Servicer in connection with the collection of such Receivable and the disposition of the Financed Vehicle and any payments required by law to be remitted to the Obligor, but, in any event, not less than zero. Liquidation Proceeds shall be applied first to accrued and unpaid interest on the Receivable and then to the principal balance thereof.

    "NET LOSS RATIO" means, for each series, for any Collection Period, an amount, expressed as a percentage, equal to (i) the product of (a) the Aggregate Net Losses minus Recoveries for such Collection Period and (b) twelve, divided by (ii) the average of the Pool Balances on each of the first day of such Collection Period and the last day of such Collection Period.

    "RECOVERIES" means, for each series, with respect to any Distribution Date, all monies received by the Servicer with respect to any Defaulted Receivable during the related Collection Period if such Collection Period follows the Collection Period in which such Receivable became a Defaulted Receivable, net of the sum of (i) any expenses incurred by the Servicer in connection with the collection of such Receivable and the disposition of the Financed Vehicle (to the extent not previously reimbursed) and (ii) any payments required by law to be remitted to the Obligor, but, in any event, not less than zero.

    "RESERVE ACCOUNT FLOOR AMOUNT" for any series will be specified in the related Prospectus Supplement.

    "RESERVE ACCOUNT INCREASE PERCENTAGE" for any series will be specified in the related Prospectus Supplement.

    "RESERVE ACCOUNT TRIGGER STARTING DATE" for any series will be specified in the related Prospectus Supplement.

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The Specified Reserve Account Balance with respect to each series of
Certificates may be reduced to a lesser amount as determined by the Seller, provided that such reduction does not adversely affect the ratings of the Certificates by the Rating Agencies. Amounts on deposit in any Reserve Account will be released to the Seller on each Distribution Date to the extent that the amount on deposit in such Reserve Account would exceed the Specified Reserve Account Balance. The related Collateral Agent will cause all investment earnings attributable to the applicable Reserve Account to be distributed on each Distribution Date to the Seller. Upon any distribution to the Seller of amounts from any Reserve Account, the Certificateholders will not have any rights in, or claims to, such amounts.

In the event that the funds in a Reserve Account are reduced to zero, the Certificateholders of such series will bear directly the credit and other risks associated with ownership of the Receivables held by the related Trust, including the risk that such Trust may not have a perfected security interest in the Financed Vehicles. In such a case, the amount available for distribution may be less than that described below, and the Certificateholders may experience delays or suffer losses as a result, among other things, of defaults or delinquencies by the Obligors or previous extensions made by the Servicer.

Distributions on Certificates

DEPOSITS TO CERTIFICATE ACCOUNT. With respect to each series of Certificates, on or before the tenth calendar day of each month (the "DETERMINATION DATE"), the Servicer will provide the related Trustee and Collateral Agent with a certificate (the "SERVICER'S CERTIFICATE") containing certain information with respect to the applicable Collection Period, including the amount of aggregate collections on the Receivables during such Collection Period, the aggregate amount of Receivables held by the related Trust which became Defaulted Receivables during such Collection Period, the Yield Supplement Amount, the aggregate Purchase Amounts of Receivables to be repurchased by the Seller or to be purchased by the Servicer on the related Deposit Date and the aggregate amount to be withdrawn from the Reserve Account.

With respect to each series of Certificates, on or before each Deposit Date, (a) the Servicer will cause all related Collections and Liquidation Proceeds and Recoveries to be deposited into the applicable Certificate Account and will deposit into the Certificate Account all Purchase Amounts of Receivables to be purchased by the Servicer on such Deposit Date, (b) the Seller will deposit into the Certificate Account all Purchase Amounts of Receivables to be repurchased by the Seller on such Deposit Date, (c) the Collateral Agent will make any required withdrawals for the related Distribution Date from the Reserve Account for such series and deposit such amounts into the Certificate Account, (d) the Servicer will deposit all Advances for the related Distribution Date into the Certificate Account and (e) the Seller (or, if the Seller fails to do so, the Collateral Agent) will deposit the Yield Supplement Amount for such Distribution Date into the Certificate Account.

    "AVAILABLE INTEREST" means, for each series, with respect to any Distribution Date, the excess of (a) the sum of (i) Interest Collections for such Distribution Date, (ii) the Yield Supplement Amount for such Distribution Date and (iii) all Advances made by the Servicer with respect to such Distribution Date, over (b) the amount of Outstanding Advances to be reimbursed on or with respect to such Distribution Date.

    "AVAILABLE PRINCIPAL" means, for each series, with respect to any Distribution Date, the sum of the following amounts with respect to the related Collection Period: (i) that portion of all Collections allocable to principal in accordance with the terms of the Receivables and the Servicer's customary servicing procedures; (ii) to the extent attributable to principal, the Purchase Amount received with respect to each Receivable repurchased by the Seller or purchased by the Servicer under an obligation which arose during the related Collection Period; and (iii) all related Liquidation Proceeds, to the extent allocable to principal. "Available Principal" on any Distribution Date shall exclude all payments and proceeds of any Receivables the Purchase Amount of which has been distributed on a prior Distribution Date.

    "COLLECTIONS" means all collections on the Receivables.

    "INTEREST COLLECTIONS" means, for each series, for any Distribution Date, the sum of the following amounts for the related Collection Period: (i) that portion of the Collections on the Receivables received during the related

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    Collection Period that is allocable to interest in accordance with the terms of the Receivables and the Servicer's customary procedures, (ii) all related Liquidation Proceeds, to the extent allocable to interest, (iii) to the extent allocable to interest, all related Recoveries and (iv) to the extent attributable to interest, the Purchase Amount of all Receivables that are repurchased by the Seller or purchased by the Servicer as of any day in the related Collection Period. "Interest Collections" for any Distribution Date shall exclude all payments and proceeds of any Receivables the Purchase Amount of which has been distributed on a prior Distribution Date.

    "PURCHASED RECEIVABLE" means, at any time, a Receivable as to which payment of the Purchase Amount has previously been made by the Seller or the Servicer pursuant to the applicable Agreement.

DEPOSITS TO THE DISTRIBUTION ACCOUNTS. With respect to each series of Certificates, on each Distribution Date, after making reimbursements of Outstanding Advances to the Servicer, the Trustee will make the following deposits and distributions, to the extent of Available Interest and any Available Reserve Amount remaining after such reimbursements (and, in the case of shortfalls occurring under clause (ii) below in the Class A Interest Distribution, the Class B Percentage of Available Principal to the extent of such shortfalls), in the following priority, all in accordance with the direction contained in the Servicer's Certificate:

    (i) to the Servicer, any unpaid Basic Servicing Fee for the related Collection Period and all unpaid Basic Servicing Fees from prior Collection Periods, but only from Interest Collections;

    (ii) to the Class A Distribution Account, the Class A Interest Distribution for such Distribution Date; and

    (iii) to the Class B Distribution Account, the Class B Interest Distribution for such Distribution Date.

With respect to each series of Certificates, on each Distribution Date, the Trustee will make the following deposits and distributions, to the extent of the portion of Available Principal, Available Interest and Available Reserve Amount remaining after the application of clauses (i), (ii) and (iii) above, in the following priority:

    (a) to the Class A Distribution Account, the Class A Principal Distribution for such Distribution Date;

    (b) to the Class B Distribution Account, the Class B Principal Distribution for such Distribution Date;

    (c) to the Collateral Agent for deposit in the Reserve Account, any amounts remaining, until the amount on deposit in the Reserve Account equals the Specified Reserve Account Balance; and

    (d) to the Collateral Agent for distribution to the Seller, any amounts remaining.

With respect to any series of Certificates, on each Distribution Date, all amounts on deposit in the Class A Distribution Account will be distributed to the Class A Certificateholders by the Trustee, all amounts on deposit in the Class B Distribution Account will be distributed to the Class B Certificateholders by the Trustee and all amounts on deposit in the Reserve Account in excess of the Specified Reserve Account Balance will be distributed to the Seller by the Collateral Agent; PROVIDED, HOWEVER, that upon distribution with respect to such Class A Certificates of an amount, together with all prior distributions with respect to the Class A Certificates, equal to the Original Class A Certificate Balance plus interest thereon, such Class A Certificateholders shall have no right to any additional distribution and the Trustee shall make no distributions with respect to the Class A Certificates and upon distribution with respect to the Class B Certificates of an amount, together with all prior distributions with respect to the Class B Certificates, equal to the Original Class B Certificate Balance plus interest thereon, the Class B Certificateholders shall have no right to any additional distribution and the Trustee shall make no distributions with respect to the Class B Certificates.

    "CLASS A CERTIFICATE BALANCE" for each series, at any time, equals the Original Class A Certificate Balance, as reduced by all amounts allocable to principal on such Class A Certificates distributed to Class A
    Certificateholders prior to such time.

    "CLASS A INTEREST CARRYOVER SHORTFALL" means, for each series, (i) with respect to any initial Distribution Date, zero, and (ii) with respect to any other Distribution Date, the excess of Class A Monthly Interest for the preceding Distribution Date and any outstanding Class A Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Class A Distribution Account on such preceding Distribution Date, plus 30 days of interest on such excess, to the extent permitted by law, at the applicable Class A Pass-Through Rate.

    "CLASS A INTEREST DISTRIBUTION" means, for each series, with respect to any Distribution Date, the sum of Class A Monthly Interest for such Distribution Date and the Class A Interest Carryover Shortfall for such Distribution Date.

    "CLASS A MONTHLY INTEREST" means, for each series, with respect to any Distribution Date, one-twelfth of the applicable Class A Pass-Through Rate multiplied by the Class A Certificate Balance as of the preceding Distribution Date, or, in the case of the first Distribution Date, as of the Interest Accrual Date.

    "CLASS A MONTHLY PRINCIPAL" means, for each series, with respect to any Distribution Date, the Class A Percentage of Available Principal for such Distribution Date plus the Class A Percentage of Realized Losses with respect to the related Collection Period.

    "CLASS A PRINCIPAL CARRYOVER SHORTFALL" means, for each series, (i) with respect to the initial Distribution Date, zero and (ii) with respect to any other Distribution Date, the excess of Class A Monthly Principal for such Distribution Date and any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Class A Distribution Account on such Distribution Date.

    "CLASS A PRINCIPAL DISTRIBUTION" means, for each series, with respect to the initial Distribution Date, the Class A Monthly Principal for such Distribution Date and, in the case of any Distribution Date other than the initial Distribution Date, the sum of the Class A Monthly Principal for such Distribution Date and the Class A Principal Carryover Shortfall as of the close of the preceding Distribution Date. In addition, on the Final Scheduled Distribution Date for such series, the Class A Principal Distribution shall include the amount that is necessary (after giving effect to the other amounts described above to be distributed to the Class A Certificateholders on such Distribution Date and allocable to principal) to reduce the Class A Certificate Balance to zero.

    "CLASS B CERTIFICATE BALANCE" for each series, at any time, equals the Original Class B Certificate Balance, as reduced by all amounts allocable to principal on such Class B Certificates distributed to Class B
    Certificateholders prior to such time.

    "CLASS B INTEREST CARRYOVER SHORTFALL" means, for each series, (i) with respect to the initial Distribution Date, zero, and (ii) with respect to any other Distribution Date, the excess of Class B Monthly Interest for the preceding Distribution Date and any outstanding Class B Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Class B Distribution Account on such preceding Distribution Date, plus 30 days of interest on such excess, to the extent permitted by law, at the Class B Pass-Through Rate.

    "CLASS B INTEREST DISTRIBUTION" means, for each series, with respect to any Distribution Date, the sum of Class B Monthly Interest for such Distribution Date and the Class B Interest Carryover Shortfall for such Distribution Date.

    "CLASS B MONTHLY INTEREST" means, for each series, with respect to any Distribution Date, one-twelfth of the Class B Pass-Through Rate multiplied by the Class B Certificate Balance as of the preceding Distribution Date (after giving effect to any distributions made on such Distribution Date) or, in the case of the first Distribution Date, as of the Interest Accrual Date.

    "CLASS B MONTHLY PRINCIPAL" means, for each series, with respect to any Distribution Date, the Class B Percentage of Available Principal for such Distribution Date plus the Class B Percentage of Realized Losses with respect to the related Collection Period.

    "CLASS B PRINCIPAL CARRYOVER SHORTFALL" means, for each series, (i) with respect to the initial Distribution Date, zero and (ii) with respect to any other Distribution Date, the excess of Class B Monthly Principal for such Distribution Date and any outstanding Class B Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Class B Distribution Account on such Distribution Date.

    "CLASS B PRINCIPAL DISTRIBUTION" means, for each series, with respect to any initial Distribution Date, the Class B Monthly Principal for such Distribution Date and, in the case of any Distribution Date other than the initial Distribution Date, the sum of Class B Monthly Principal for such Distribution Date and the Class B Principal Carryover Shortfall as of the close of the preceding Distribution Date. In addition, on the Final Scheduled Distribution Date for such series, the Class B Principal Distribution will include the amount that is necessary (after giving effect to the other amounts described above to be distributed to the Class B Certificateholders on such Distribution Date and allocable to principal) to reduce the Class B Certificate Balance to zero.

    "INTEREST ACCRUAL DATE" means, for each series, the date on which interest begins to accrue on the Certificates of such series, which date will be specified in the Prospectus Supplement.

    "REALIZED LOSSES" means, with respect to any Distribution Date and a Receivable that became a Defaulted Receivable during the related Collection Period, the excess of (i) the aggregate principal balance of such Receivable as of the first day of the related Collection Period over (ii) Liquidation Proceeds received with respect to such Receivable during such Collection Period, to the extent allocable to principal.

The following chart sets forth an example of the application of the foregoing provisions to a hypothetical monthly distribution with respect to a series of
Certificates:

February 26-March 25            COLLECTION PERIOD. The Servicer receives monthly payments, prepayments, and other proceeds in respect of the
                                Receivables.

April 10                        DETERMINATION DATE. On or before this date, the Servicer
                                delivers to the Trustee the Servicer's Certificate, which
                                notifies the Trustee of the amounts required to be
                                distributed and the amounts available for distribution on
                                the next Distribution Date.

April 14                        RECORD DATE. Distributions on the next Distribution Date are made to Certificateholders of record at the close of
                                business of the Trustee on this date (or, if Definitive
                                Certificates are issued, the Record Date will be March 25).

April 15                        DEPOSIT DATE. All Collections, Advances and any Yield
                                Supplement Amount relating to the related Collection Period are required to be deposited into the Certificate Account on or before this date.The Trustee withdraws funds from the
                                Reserve Account to the extent necessary.

April 15                        DISTRIBUTION DATE. The Trustee distributes to
                                Certificateholders amounts payable in respect of the
                                Certificates, pays the Basic Servicing Fee and reimburses
                                Outstanding Advances to the Servicer, deposits any excess
                                funds to the Reserve Account and, if the Reserve Account is equal to the Specified Reserve Account Balance, pays any
                                remaining funds to the Seller.

Statements to Certificateholders

With respect to each series of Certificates, on each Distribution Date, the Trustee will include with the distribution to each Class A Certificateholder and Class B Certificateholder a statement setting forth the following information for the related Collection Period, to the extent applicable to that series:

    (i) the amount of the distribution allocable to principal on the Class A Certificates and the Class B Certificates;

    (ii) the amount of the distribution allocable to interest on the Class A Certificates and the Class B Certificates;

    (iii)  the Yield Supplement Amount;

    (iv) the amount of the Basic Servicing Fee paid to the Servicer with respect to the related Collection Period;

    (v) the Class A Certificate Balance, the Class A Pool Factor, the Class B Certificate Balance and the Class B Pool Factor as of such Distribution Date, after giving effect to payments allocated to principal reported under clause (i) above;

    (vi) the Pool Balance as of the close of business of the Servicer on the last day of the related Collection Period;

    (vii) the amount of the aggregate Realized Losses, if any, for such Collection Period;

    (viii) the amount of the aggregate Defaulted Receivables, if any, for such Collection Period;

    (ix) the amount otherwise distributable to the Class B Certificateholders that is distributed to the Class A Certificateholders for the related Collection Period;

    (x) the aggregate Purchase Amount of Receivables repurchased by the Seller or purchased by the Servicer with respect to the related Collection Period;

    (xi) the amount of Advances made in respect of such Collection Period and the amount of unreimbursed Advances on such Distribution Date;

    (xii) the balance of the Reserve Account on such Distribution Date, after giving effect to changes therein on such Distribution Date;

    (xiii) the excess, if any, of the Class A Certificate Balance over the Pool Balance and the excess, if any, of the Class B Certificate Balance over the amount by which the Pool Balance exceeds the Class A Certificate Balance; and

    (xiv) the aggregate outstanding balances of the Receivables which were delinquent 30-59 days, 60-89 days, 90-119 days and 120 or more days, respectively, as of the close of business on the last day of the related Collection Period.

Each amount set forth pursuant to clauses (i) through (iv) above will be expressed in the aggregate and as a dollar amount per $1,000 of original denomination of the Certificates.

With respect to each series of Certificates, within a reasonable period of time after the end of each calendar year, but not later than the latest date permitted by law, the Trustee will furnish to each person who at any time during such calendar year was a Certificateholder of such series a statement containing the sum of the amounts described in the clauses (i) and (ii) above and such other information as is available to the Servicer as the Servicer deems necessary or desirable to enable Certificateholders to prepare their Federal income tax returns. See "Federal Income Tax Consequences."

Evidence as to Compliance

Each Agreement will provide that a firm of independent certified public accountants, who may provide audit and other services to the Servicer, will furnish to the Trustee, on or before March 15 of each year, beginning the first March 15 which is at least three months after the related Closing Date, a report of examination to the effect that such firm has examined the motor vehicle loan servicing functions of the Servicer over the previous calendar year (or shorter or longer period in the case of the first such report) and that such examination
(i) included tests relating to motor vehicle loans serviced and such other auditing procedures as such firm considered necessary under the circumstances and (ii) except as described in such report, disclosed no exceptions or errors in the records relating to motor vehicle loans serviced that, in such firm's opinion, requires such firm to report.

Each Agreement will also provide for delivery to the Trustee, on or before March 15 of each year, beginning on the first March 15 which is at least three months after the related Closing Date, of a certificate signed by an officer of the Servicer stating that, to the best of such officer's knowledge, the Servicer has fulfilled its obligations under the Agreement for the previous calendar year (or shorter period in the case of the first such certificate) or, if there has been a default in the fulfillment of any such obligation, describing each such default.

Certificateholders and Certificate Owners may obtain copies of such statements and certificates by written request addressed to the Trustee. See "--The Trustee."

Certain Matters Regarding the Servicer

Each Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon a determination that the Servicer's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's servicing obligations and duties under the Agreement.

Any corporation or other entity into which the Servicer may be merged or consolidated, or that may result from any merger, conversion or consolidation to which the Servicer is a party, or any entity that may succeed by purchase and assumption to all or substantially all the business of the Servicer, where the Servicer is not the surviving entity and where such corporation or other entity assumes the obligations of the Servicer under an Agreement, will be the successor to the Servicer under that Agreement.

Each Agreement will provide that the Servicer will be liable only to the extent of the obligations specifically undertaken by it under such Agreement and will have no other obligations or liabilities thereunder.

Each Agreement will also provide that the Servicer will not be under any obligation to appear in, prosecute, or defend any legal action that is not incidental to the Servicer's servicing responsibilities under such Agreement and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, at its expense undertake any reasonable action that it may deem necessary or desirable in respect of an Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder.

Events of Servicing Termination

With respect to any series of Certificates, the following events will constitute "EVENTS OF SERVICING TERMINATION" under the applicable Agreement: (i) any failure by the Servicer to deliver to the related Trustee the Servicer's Certificate for any Collection Period (which failure continues beyond the earlier of three business days from the date the Servicer's Certificate was due to be delivered and the related Deposit Date), (ii) any failure by the Servicer to deliver to the related Accounts any required payment or deposit, which failure continues unremedied for five business days following the due date (or, in the case of a payment or deposit to be made not later than a Deposit Date related to a Distribution Date, the failure to make such payment or deposit by such Distribution Date), (iii) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in the Certificates and the related Agreement, which failure materially and adversely affects the rights of Certificateholders of such series (which determination shall be made without regard to whether funds are available to the Certificateholders pursuant to the applicable Reserve Account) and which continues unremedied for 90 days after written notice of such failure is given to the Servicer or the Seller by the Trustee or to the Servicer and Trustee by the holders of Certificates of such series evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates and the Class B Certificates of such series taken together as a single class, (iv) certain events of bankruptcy, receivership, insolvency or similar proceedings and certain actions by the Servicer indicating its insolvency pursuant to bankruptcy, receivership, conservatorship, insolvency or similar proceedings or its inability to pay its obligations and (v) the failure by the Servicer to be an Eligible Servicer.

The holders of Certificates of such series evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates and the Class B Certificates, with respect to that series of Certificates, taken together as a single class may waive any Event of Servicing Termination, except an event resulting from the failure to make any required deposit or payment to a related Account.

If an Event of Servicing Termination occurs, the Trustee will have no obligation to notify Certificateholders of such series of such event prior to the end of any cure period described above.

Rights upon an Event of Servicing Termination

As long as an Event of Servicing Termination under an Agreement remains unremedied, the Trustee or the holders of Certificates of such series evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates and the Class B Certificates of such series taken together as a single class may terminate the Servicer's rights and obligations under such Agreement, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Agreement. Thereafter, the Trustee will be entitled to the same Basic Servicing Fee and Supplemental Servicing Fee otherwise payable to the Servicer. The Trustee may appoint, or petition a court of competent jurisdiction for the appointment of, an Eligible Servicer to act as successor to the outgoing Servicer under such Agreement. In no event may the servicing compensation to be paid to such successor be greater than the Basic Servicing Fees payable to the outgoing Servicer under such Agreement. In the event of the bankruptcy or insolvency of the Servicer, the bankruptcy trustee or the Servicer, as debtor-in-possession, may have the power to prevent a termination of the Servicer's rights and obligations under the related Agreement. The Bank will be entitled to receive all accrued and unpaid Basic Servicing Fees and Supplemental Servicing Fees through and including, and to be reimbursed for all Outstanding Advances as of, the effective date of its termination as the Servicer.

"Eligible Servicer" means (a) any affiliate of the Seller, (b) the Trustee or
(c) any person which, at the time of its appointment as Servicer, (i) has a net worth of not less than $50,000,000 (or such other amount as is specified in the related Prospectus Supplement), (ii) is servicing a portfolio of motor vehicle retail installment sale contracts and/ or motor vehicle loans, (iii) is legally qualified, and has the capacity, to service the Receivables, (iv) has demonstrated the ability to service a portfolio of motor vehicle loans similar to the Receivables professionally and completely in accordance with standards of skill and care that are consistent with prudent industry standards, and (v) is qualified and entitled to use pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software which the Servicer uses in connection with performing its duties and responsibilities under the related Agreement or obtains rights to use, or develops at its own expense, software which is adequate to perform its duties and responsibilities under the related Agreement.

Amendment

Each Agreement may be amended by the Seller, the Servicer and the Trustee, without the consent of the Certificateholders of such series, to add any provisions to or change in any manner or eliminate any of the provisions of any Agreement or modify the rights of the Certificateholders of such series; PROVIDED, HOWEVER, that such action will not, in the opinion of counsel (which may be an employee of the Seller, the Servicer or any of their affiliates) reasonably satisfactory in form to the Trustee, materially and adversely affect the interests of any Certificateholder of such series or cause the related Trust to be classified for Federal income tax purposes as an association taxable as a corporation. Each such Agreement also may be amended by the Seller, the Servicer and the Trustee with the consent of the holders of Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates and the Class B Certificates of such series taken together as a single class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that Agreement or of modifying the rights of the Certificateholders of such series; except that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, Collections or distributions that are required to be made on any Certificate of such series, without the consent of all adversely affected Certificateholders, (ii) reduce the percentage of the aggregate outstanding principal balance of the Certificates of such series, the holders of which are required to consent to any such amendment, without the consent of all Certificateholders of such series,
(iii) materially and adversely affect the interests of either the Class A Certificateholders or the Class B Certificateholders without the consent of the holders of Class A Certificates or Class B Certificates of such series, as the case may be, evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates or the Class B Certificates, as the case may be, (iv) adversely affect the rating of the Class A Certificates or the Class B Certificates by any Rating Agency without the consent of holders of Class A Certificates or Class B Certificates, as the case may be, evidencing not less than two-thirds of the aggregate outstanding principal balance of the Class A Certificates or the Class B Certificates of such series, as the case may be or (v) cause the related Trust to be taxable as a corporation.

List of Certificateholders

With respect to any series of Certificates, if Definitive Certificates have been issued, the Trustee, upon written request of the holders of Class A Certificates or Class B Certificates evidencing not less than 25% of the aggregate outstanding principal balance of either the Class A Certificates or the Class B Certificates of such series, as the case may be, will afford such Class A Certificateholders or Class B Certificateholders access during business hours to the most current list of Certificateholders of such series for purposes of communicating with other Certificateholders of such series with respect to their rights under the related Agreement. Prior to such time, neither the Trustee nor DTC will have an obligation to maintain, or provide Certificate Owners with access to, a list of Certificate Owners. Definitive Certificates will be issued only in the limited circumstances described above in "--Definitive Certificates."

No Agreement will provide for holding any annual or other meetings of Certificateholders.

Termination

With respect to each series of Certificates, the Trust, and the respective obligations and responsibilities of the Seller, the Servicer and the Trustee under each such Agreement will, except with respect to certain reporting requirements, terminate upon the earliest of (i) the Distribution Date next succeeding the Servicer's purchase of the remaining Trust Property, as described below, (ii) payment to Certificateholders, the Trustee and the Collateral Agent of all amounts required to be paid to them pursuant to the related Agreement and
(iii) the Distribution Date next succeeding the month which is six months after the maturity or liquidation of the last Receivable held in the Trust and the disposition of any amounts received upon liquidation of any property remaining in the Trust in accordance with the terms and priorities set forth in the Agreement.

In order to avoid excessive administration expense, the Servicer will be permitted, at its option, in the event that the Pool Balance as of the last day of a Collection Period has declined to 10.0% or less of the applicable Original Pool Balance (or such other percentage as is specified in the related Prospectus Supplement), to purchase from the Trust, on any Distribution Date occurring in a subsequent Collection Period, all remaining Trust Property at a purchase price equal to the aggregate of the Purchase Amounts of the remaining Receivables. The exercise of this right may effect an early retirement of the related Certificates.

The Trustee will give written notice of termination of the Trust to each related Certificateholder of record. The final distribution to any Certificateholder will be made only upon surrender and cancellation of such holder's Certificate (whether a Definitive Certificate or the physical certificate representing the Certificates) at the office or agency of the Trustee specified in the notice of termination. Any funds remaining in such Trust after setting aside all funds required to be distributed to Certificateholders, will be distributed to the Seller or as otherwise provided in the related Agreement.

The Trustee

With respect to any series of Certificates, the Trustee will be specified in the related Prospectus Supplement. The Trustee, in its individual capacity or otherwise, and any of its affiliates, may hold Certificates in their own names or as pledgee. In addition, for the purpose of meeting the legal requirements of certain jurisdictions, the Servicer and the Trustee, acting jointly (or in some instances, the Trustee, acting alone), will have the power to appoint co-trustees or separate trustees of all or any part of the related Trust. In the event of such appointment, all rights, powers, duties, and obligations conferred or imposed upon the Trustee by an Agreement will be conferred or imposed upon the Trustee and such co-trustee or separate trustee jointly, or, in any jurisdiction where the Trustee is incompetent or unqualified to perform certain acts, singly upon such co-trustee or separate trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. Each Agreement will provide that the Servicer will pay the Trustee's reasonable fees and expenses.

A Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor trustee. The Servicer may also remove a Trustee if such Trustee ceases to be eligible to serve, becomes legally unable to act, is adjudged bankrupt, insolvent or is placed in receivership or similar proceedings. In such circumstances, the Servicer will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor Trustee. Upon removal or termination of a Trustee for any reason, the related Collateral Agent will also be removed or terminated, and the successor Trustee shall also become the successor Collateral Agent.

The address of the Trustee's Corporate Trust Office will be specified in the related Prospectus Supplement. The Seller, the Servicer and their respective affiliates may have other banking relationships with a Trustee and its affiliates in the ordinary course of their business.

Duties of the Trustee

No Trustee will make representations as to the validity or sufficiency of any Agreement, the Certificates (other than the execution and authentication of the Certificates), the Receivables, or any related documents, and no Trustee will be accountable for the use or application by the Seller or the Servicer of any funds paid to the Seller or the Servicer in respect of the Certificates or the Receivables or for any monies prior to the time such monies are deposited into the related Certificate Account. No Trustee will independently verify the Receivables.

If no Event of Servicing Termination has occurred and is continuing, a Trustee will be required to perform only those duties specifically required of it under the related Agreement. Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished by the Servicer to such Trustee under the related Agreement, in which case the Trustee will only be required to examine such instruments to determine whether they conform to the requirements of the related Agreement.

No Trustee will be under any obligation to exercise any of the rights or powers vested in it by the related Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order, or direction of any of the Certificateholders, unless such Certificateholders have offered such Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby. No Certificateholder will have any right under such Agreement to institute any proceeding with respect to that Agreement, unless such holder has given the Trustee written notice of default and unless holders of the Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates and the Class B Certificates of such series, taken together as a single class, shall have made a written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 30 days has neglected or refused to institute any such proceeding.

                    Certain Legal Aspects of the Receivables

Rights in the Receivables

With respect to any series of Certificates, the Receivables are "chattel paper" as defined in Article 9 of the UCC. Article 9 of the UCC specifically states that with respect to a sale of chattel paper, the provisions of Article 9 apply. In that connection and to avail the related Trust of the benefits and protections afforded by the UCC to a purchaser of chattel paper against other competing claimants, actions prescribed by the UCC will be taken to "perfect" the interests of the Trust in the Receivables transferred to such Trust. First, the Seller will cause appropriate financing statements to be filed with the appropriate governmental authorities in the states of Utah and Idaho. Second, following the sale and assignment of the Receivables to such Trust, pursuant to the related Agreement, an affiliate of the Servicer, First Security Service Company, will be appointed by the Trustee to have physical possession of the Receivables and the Receivable Files as custodian for the Trustee. The Receivables will not be stamped, or otherwise marked to indicate that they have been sold to such Trust; however, the Servicer and First Security Service Company will indicate in their computer records that the Receivables have been sold to that Trust and both will have notice of the interest of such Trust in such Receivables. If, through inadvertence or otherwise, another party purchases (or takes a security interest in) the Receivables for new value in the ordinary course of business and somehow manages to take possession of the Receivables without actual knowledge of the Trust's interests, such purchaser (or secured party) will acquire an interest in the Receivables superior to the interest of that Trust. Under the related Agreement, in addition to the obligation to provide for perfection as above-described, the Seller is also obligated to assure that the interest of the Trust in the Receivables is perfected in such a manner as to affect the highest priority afforded by the UCC to such interests.

Security Interests in the Financed Vehicles

Generally, retail motor vehicle installment sale contracts and installment loans such as the Receivables evidence loans to obligors to finance the purchase of such motor vehicles. The loan documents also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC. Perfection of security interests in motor vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In Utah, Idaho and most other states, with the exception of the Idaho electronic title option hereinafter described, perfection of a security interest in the vehicle is accomplished by taking action to have the secured party's lien noted on the certificate of title. If the filing of the registration, title and lien application papers necessary to cause such notation to occur is accomplished within the appropriate period (20 days for Idaho and 30 days for Utah), the date of perfection is the date that such papers were executed. Otherwise, perfection is deemed to occur at the time of filing such papers. Accordingly, if for any reason there is a failure to file such papers within the aforesaid period, subsequent purchasers and lien or security interest claimants whose interests are perfected before the filing of such papers would have prior claims to the vehicle. Also, even though the laws in Utah allow 30 days for such filing, a filing after 20 days exposes the secured party to a possible claim in a bankruptcy proceeding that the Obligor's grant of the security interest is a preferential transfer.

In Idaho, upon receipt of a properly completed title application, the department of motor vehicles is authorized to create a paperless electronic record of title to a vehicle in lieu of issuing a paper certificate of title if the department and the lienholder so agree in writing. Under this alternative method of registering and maintaining title to a motor vehicle, liens filed with the department shall be perfected and take priority according to the order of time in which the same are entered into the electronic records of the department. In the absence of a written agreement between the department and the lienholder to create a paperless electronic title, the paper certificate of title is the controlling title document evidencing the recording date.

The Bank's practice is to take such action as is required in accordance with its normal and customary servicing practices and procedures to perfect its security interest in a Financed Vehicle under the laws of the jurisdiction in which the Financed Vehicle is registered. If the Bank, because of clerical error or otherwise, has failed to take such action with respect to a Financed Vehicle, it will not have a perfected security interest in the Financed Vehicle and its security interest may be subordinate to the interests of, among others, subsequent purchasers of the Financed Vehicle that give value without notice of the Bank's security interest and to whom a certificate of title is issued in such purchaser's name, holders of perfected security interests in the Financed Vehicle, and the trustee in bankruptcy of the

Obligor. The Bank's security interest may also be subordinate to such third parties in the event of fraud or forgery by the Obligor or administrative error by state recording officials or in the circumstances noted below. As described more fully below, the Bank will warrant in each Agreement that it has an enforceable first priority perfected security interest with respect to each Financed Vehicle and will be required to repurchase the related Receivable in the event of an uncured breach of such warranty.

Pursuant to each Agreement, the Seller will assign its security interests in the Financed Vehicles, along with the sale and assignment of the Receivables, to the related Trustee. The certificates of title will not be endorsed or otherwise amended to identify the Trust or Trustee as the new secured party, however, because of the administrative burden and expense involved.

In Utah, Idaho and most other states, an assignment of a security interest in a Financed Vehicle along with the applicable Receivable is effective without amendment of any lien noted on a vehicle's certificate of title or ownership, and the assignee succeeds thereby to the assignor's rights as secured party. In Utah, Idaho and most other states, in the absence of fraud or forgery by the vehicle owner or of fraud, forgery, negligence or error by the Bank or administrative error by state or local agencies, the notation of the Bank's lien on the certificates of title or ownership and/or possession of such certificates with such notation will be sufficient to protect the related Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. There exists a risk, however, in not identifying the Trust or Trustee as the new secured party on the certificate of title that the security interest of the Trust or the Trustee may not be enforceable. In the event the related Trust has failed to obtain or maintain a perfected security interest in a Financed Vehicle, its security interest would be subordinate to, among others, a bankruptcy trustee of the Obligor, a subsequent purchaser of the Financed Vehicle or a holder of a perfected security interest.

The Seller will warrant in the related Agreement as to each Receivable conveyed by it to the Trust that, on the Closing Date, it has a valid, subsisting, and enforceable first priority perfected security interest in the Financed Vehicle securing the Receivable (subject to administrative delays and clerical errors on the part of the applicable government agency) and such security interest will be assigned by the Seller to the related Trust or Trustee. In the event of an uncured breach of such warranty, the Seller will be required to repurchase such Receivable for its Purchase Amount. The repurchase obligation will constitute the sole remedy available to the affected Trust or Trustee and the Certificateholders for such breach. The Seller's warranties with respect to perfection and enforceability of a security interest in a Financed Vehicle will not cover statutory or other liens arising after the Closing Date by operation of law which have priority over such security interest. Accordingly, any such lien would not by itself give rise to a repurchase obligation on the part of the Seller.

In the event that an Obligor moves to a state other than the state in which the Financed Vehicle is registered, under the laws of Utah, Idaho and most states, a perfected security interest in a motor vehicle continues for four months after such relocation and thereafter, in most instances, until the Obligor re-registers the motor vehicle in the new state, but in any event not beyond the surrender of the certificate of title. A majority of states require surrender of a certificate of title to reregister a motor vehicle, and many require that notice of such surrender be given to each secured party noticed on the certificate of title. In those states that require a secured party to take possession of a certificate of title to perfect a security interest, the secured party would likely learn of the re-registration through the request from the Obligor to surrender possession of the certificate of title. In those states that require a secured party to note its lien on a certificate of title to perfect a security interest but do not require possession of the certificate of title, the secured party would likely learn of the re-registration through the notice from the state department of motor vehicles that the certificate of title had been surrendered. The requirements that a certificate of title be surrendered and that notices of such surrender be given to each secured party also apply to re-registrations effected following a sale of a motor vehicle. The Seller would therefore have the opportunity to re-perfect its security interest in a Financed Vehicle in the state of re-registration following relocation of the Obligor and would be able to require satisfaction of the related Receivable following a sale of the Financed Vehicle. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing Motor Vehicle Loans, the Servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor of a relocation. However, there is a risk that an Obligor could relocate without notification to the Seller, then file a false affidavit with the new state to cause a new certificate of title to be issued without notation of the Seller's lien.

Under the laws of Utah, Idaho and many other states, certain possessory liens for repairs performed on or storage of a motor vehicle and liens for unpaid taxes may take priority over a perfected security interest in the motor vehicle. The Code also grants priority to certain Federal tax liens over the lien of a secured party. The laws of certain states and Federal law permit the confiscation of motor vehicles under certain circumstances if used in unlawful activities, which may result in a loss of a secured party's perfected security interest in the confiscated motor vehicle. The Seller will warrant in the related Agreement that, as of the Closing Date, the Seller has not taken any action which would have a material and adverse effect on the interests of the related Trust and Certificateholders, and the Seller will be required to repurchase the Receivable secured by the Financed Vehicle involved. This repurchase obligation will constitute the sole remedy available to the related Trust and Certificateholders for such breach. Any liens for repairs or taxes arising at any time after the Closing Date during the term of a Receivable would not give rise to a repurchase obligation on the part of the Seller.

Repossession

In the event of a default by an Obligor, the holder of a Receivable has all the remedies of a secured party under the UCC, except where specifically limited by other state laws or by contract. The remedies of a secured party under the UCC include the right to repossession by means of self-help, unless such means would constitute a breach of the peace. Self-help repossession is the method employed by the Bank in most cases, and is accomplished simply by taking possession of the Financed Vehicle. Generally, where the Obligor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the Financed Vehicle must then be repossessed in accordance with that order. In the event of a default by an Obligor, the laws of many jurisdictions (but not Utah and Idaho) require that the Obligor be notified of the default and be given a time period within which he may cure the default prior to repossession, except such notice need not be given in emergency situations pursuant to an order from the appropriate state court.

Notice of Sale; Redemption Rights

The UCC and other state laws require the secured party to provide an Obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The Obligor generally has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus accrued and unpaid interest and, in most cases, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale plus, in some jurisdictions, reasonable attorneys' fees. In some states (but not Utah and Idaho), the Obligor has the right, prior to actual sale, to reinstatement of the original loan terms and to return of the collateral by payment of delinquent installments of the unpaid balance.

Deficiency Judgments and Excess Proceeds

The proceeds of resale of Financed Vehicles generally will be applied first to the expenses of repossession and resale and then to the satisfaction of the indebtedness on the related Receivable. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in Utah, Idaho and those states that do not prohibit or limit such judgments (assuming proper notice of sale has been given and the sale has been conducted in a commercially reasonable manner and otherwise in compliance with applicable UCC provisions). Any such deficiency judgment would be a personal judgment against the Obligor for the shortfall, however, and a defaulting Obligor may have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or not paid at all.

Occasionally, after resale of a repossessed motor vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the secured party to remit the surplus to any other holder of a lien with respect to the Financed Vehicle or, if no such lienholder exists or funds remain after paying such other lienholders, to the Obligor.

Under the laws of Utah, Idaho and many other states, certain possessory liens for repairs performed on or storage of a motor vehicle and liens for unpaid taxes may take priority over a perfected security interest in the motor vehicle. The Code also grants priority to certain Federal tax liens over the lien of a secured party. The laws of certain states and Federal law permit the confiscation of motor vehicles under certain circumstances if used in unlawful activities, which may result in a loss of a secured party's perfected security interest in the confiscated motor vehicle. The Seller will warrant in the related Agreement that, as of the Closing Date, the Seller has not taken any action which would have a material and adverse effect on the interests of the related Trust and Certificateholders, and the Seller will be required to repurchase the Receivable secured by the Financed Vehicle involved. This repurchase obligation will constitute the sole remedy available to the related Trust and Certificateholders for such breach. Any liens for repairs or taxes arising at any time after the Closing Date during the term of a Receivable would not give rise to a repurchase obligation on the part of the Seller.

Repossession

In the event of a default by an Obligor, the holder of a Receivable has all the remedies of a secured party under the UCC, except where specifically limited by other state laws or by contract. The remedies of a secured party under the UCC include the right to repossession by means of self-help, unless such means would constitute a breach of the peace. Self-help repossession is the method employed by the Bank in most cases, and is accomplished simply by taking possession of the Financed Vehicle. Generally, where the Obligor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the Financed Vehicle must then be repossessed in accordance with that order. In the event of a default by an Obligor, the laws of many jurisdictions (but not Utah and Idaho) require that the Obligor be notified of the default and be given a time period within which he may cure the default prior to repossession, except such notice need not be given in emergency situations pursuant to an order from the appropriate state court.

Notice of Sale; Redemption Rights

The UCC and other state laws require the secured party to provide an Obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The Obligor generally has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus accrued and unpaid interest and, in most cases, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale plus, in some jurisdictions, reasonable attorneys' fees. In some states (but not Utah and Idaho), the Obligor has the right, prior to actual sale, to reinstatement of the original loan terms and to return of the collateral by payment of delinquent installments of the unpaid balance.

Deficiency Judgments and Excess Proceeds

The proceeds of resale of Financed Vehicles generally will be applied first to the expenses of repossession and resale and then to the satisfaction of the indebtedness on the related Receivable. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in Utah, Idaho and those states that do not prohibit or limit such judgments (assuming proper notice of sale has been given and the sale has been conducted in a commercially reasonable manner and otherwise in compliance with applicable UCC provisions). Any such deficiency judgment would be a personal judgment against the Obligor for the shortfall, however, and a defaulting Obligor may have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or not paid at all.

Occasionally, after resale of a repossessed motor vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the secured party to remit the surplus to any other holder of a lien with respect to the Financed Vehicle or, if no such lienholder exists or funds remain after paying such other lienholders, to the Obligor.

Consumer Protection Laws

Numerous Federal and state consumer protection laws and related regulations impose substantial and detailed requirements upon lenders and servicers involved in consumer finance. These laws include the Truth In Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B, Z, and AA, and other similar acts and regulations, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code and other similar laws. Also, state laws impose other restrictions on consumer transactions, may require contract disclosures in addition to those required under Federal law and may limit the remedies available in the event of default by an Obligor. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions where applicable. In most cases, this liability could affect the ability of an assignee, such as the Trustee, to enforce secured loans such as the Receivables.

The FTC's holder-in-due-course rule (the "FTC RULE") has the effect of subjecting a seller of motor vehicles (and certain related lenders and their assignees) in a consumer credit transaction and any assignee of the seller to all claims and defenses which the purchaser could assert against the seller. Liability under the FTC Rule is limited to the amounts paid by the purchaser under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the purchaser. The FTC Rule is generally duplicated by state statutes or the common law in certain states. Although the Bank is not a seller of motor vehicles and is not subject to the jurisdiction of the FTC, the loan agreements evidencing the Receivables contain provisions which contractually apply the FTC Rule. Accordingly, the Bank, and each Trustee as a holder of Receivables, will be subject to claims or defenses, if any, that the purchaser of a Financed Vehicle may assert against the seller of such vehicle. In Utah and Idaho, such claims and defenses could also arise under state "lemon laws," statutes governing the sale of "salvage" vehicles, and other consumer protection laws. Other examples of such claims include, but are not limited to, breach of implied UCC warranties and fraud.

Under the motor vehicle dealer licensing laws of most states, sellers of motor vehicles are required to be licensed to sell such vehicles at retail sale. In addition, with respect to used motor vehicles, the FTC's Rule on Sale of Used Vehicles requires that all sellers of used motor vehicles prepare, complete and display a "Buyer's Guide" which explains the warranty coverage of such vehicles. Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of used motor vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not properly provided to the purchaser of a Financed Vehicle, such purchaser may be able to assert a claim against the seller of such vehicle. Although the Bank is not a seller of motor vehicles and is not subject to those laws, a violation thereof may form the basis for a claim or defense against the Bank or Trustee as a holder of the affected Receivable.

Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an Obligor from some or all of the legal consequences of a default.

The Seller will warrant in each Agreement as to each Receivable conveyed by it to the related Trust that such Receivable complied at the time it was originated and as of the Closing Date in all material respects with all requirements of applicable law. If, as of the Cutoff Date, an Obligor had a claim against such Trust for violation of any law and such claim materially and adversely affects that Trust's interest in a Receivable, such violation would create an obligation of the Seller to repurchase the Receivable unless the breach was cured. This repurchase obligation will constitute the sole remedy of the related Trustee and Certificateholders against the Seller in respect of any such uncured breach, except with respect to the affected Seller's indemnity obligations under the related Agreement with respect thereto. See "The Certificates--Sale and Assignment of the Receivables."

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including Federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the United States Bankruptcy Code, a court may prevent a lender from repossessing a motor vehicle and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of such vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

The Seller intends that the transfer of the Receivables under each Agreement constitute a sale. FIRREA sets forth certain powers that the FDIC could exercise if it were appointed as receiver for the Seller. Subject to clarification by FDIC regulations or interpretations, it would appear from the positions taken by the FDIC before and after the passage of FIRREA that the FDIC in its capacity as receiver for the Seller would not interfere with the timely transfer to a Trust of payments collected on the Receivables. To the extent that the Seller is deemed to have granted a security interest in the Receivables to the Trust, and that interest was validly perfected before the Seller's insolvency and was not taken in contemplation of insolvency, that security interest should not be subject to avoidance, and payments to the Trust with respect to the affected Receivables should not be subject to recovery by the FDIC as receiver. If, however, the FDIC were to assert a contrary position, such as by requiring the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, delays in distributions on the Certificates and possible reductions in the amount of those payments could occur. Alternatively, in such circumstances, the FDIC might have the right to repay the Certificates for an amount which may be greater or less than the principal balance thereof and which would shorten their weighted average life.

                        Federal Income Tax Consequences

The following is a summary of the material anticipated Federal income tax consequences of the purchase, ownership, and disposition of Certificates. This summary is based upon laws, regulations, rulings, and decisions currently in effect, all of which are subject to change. The discussion does not deal with all Federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary is generally limited to investors who will hold the Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "CODE"). Consequences to individual investors of investment in the Certificates will vary according to circumstances; accordingly, investors should consult their own tax advisors to determine the Federal, state, local, and other tax consequences of the purchase, ownership, and disposition of the Certificates. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the Federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions.

Tax Status of the Trusts

In the opinion of Kirkland & Ellis, special tax counsel to the Seller, each Trust will be classified as a grantor trust and not as an association taxable as a corporation for Federal income tax purposes. Accordingly, each Certificate Owner will be subject to Federal income taxation as if it owned directly its interest in each asset owned by the related Trust and paid directly its share of reasonable expenses paid by that Trust.

Treatment of Certificate Owners' Interest in Trust Property

With respect to any series of Certificates, each Certificate Owner could be considered to own either (i) an undivided interest in a single debt obligation held by the related Trust and having a principal amount equal to the total stated principal amount of the Receivables and an interest rate equal to the applicable Pass-Through Rate, or (ii) an interest in each of the Receivables and in the Yield Supplement Agreement and any other Trust Property. Each Agreement will express the intent of the Seller to sell, and the Certificateholders to purchase, the Receivables (other than the Retained Yield), and the Seller, the Certificateholders, and each Certificate Owner, by accepting a beneficial interest in a Certificate, will agree to treat the Certificates as ownership interests in such Receivables.

TREATMENT AS DEBT OBLIGATION. If a Certificate Owner were considered to own an undivided interest in a single debt obligation, rather than reporting its share of the interest accrued on each Receivable it would, in general, be required to include in income interest accrued or received on the Class A Certificate Balance or the Class B Certificate Balance, as the case may be, at the applicable Pass-Through Rate in accordance with its usual method of accounting.

The Certificates would be subject to the original issue discount ("OID") rules, generally in the manner discussed below with respect to Stripped Receivables. However, in determining whether such OID is DE MINIMIS, the weighted average life of the Certificates would be determined using a reasonable assumption regarding anticipated prepayments (a "PREPAYMENT ASSUMPTION"). OID includible in income for any accrual period (generally, the period between Distribution Dates) would generally be calculated using a Prepayment Assumption and an anticipated yield established as of the date of initial sale of the related Certificates, and would increase or decrease to reflect prepayments at a faster or slower rate than anticipated. The related Certificates would also be subject to the market discount provisions of the Code to the extent that a Certificate Owner purchased such Certificates at a discount from the initial issue price (as adjusted to reflect prior accruals of OID).

INCOME ON RECEIVABLES. The remainder of the discussion herein assumes that a Certificate Owner of any given series will be treated as owning an interest in each Receivable (and the proceeds thereof) held by the related Trust and an interest in the related Yield Supplement Agreement and other Trust Property of such Trust.

For Federal income tax purposes, the Seller will be treated as having retained a fixed portion of the interest due on each Receivable having an annual percentage rate in excess of the sum of the applicable Pass-Through Rate and the Basic Servicing Fee Rate (each, a "STRIPPED RECEIVABLE") equal to the difference between (x) the annual percentage rate of the Receivable and (y) the sum of the applicable Pass-Through Rate and the Basic Servicing Fee Rate (the "RETAINED YIELD"). The Retained Yield will be treated as "STRIPPED COUPONS" within the meaning of Section 1286 of the Code, and the Stripped Receivables will be treated as "STRIPPED BONDS." Accordingly, each Certificate Owner will be treated as owning its PRO RATA percentage interest in (i) payments received under the Yield Supplement Agreement, and (ii) the principal of, and interest payable on, each Receivable (minus the Retained Yield on the Stripped Receivables).

Those Receivables that bear interest at a rate which is less than or equal to the sum of the applicable Pass-Through Rate and the Basic Servicing Fee Rate (the "SUPPLEMENTED RECEIVABLES") will not be treated as Stripped Receivables. Instead, Yield Supplement Amounts will be payable to eliminate the difference between the actual yield on each Supplemented Receivable and the yield such Receivable would have had if its interest rate had equaled the sum of the applicable Pass-Through Rate and the Basic Servicing Fee Rate. See "--Yield Supplement Amounts."

Each Certificate Owner will be required to report on its Federal income tax return its share of the gross income of the Trust, including interest and certain other charges accrued on the Receivables and any gain upon collection or disposition of the Receivables (but not including any portion of the Retained Yield). Such gross income attributable to interest on such Receivables will exceed the Class A Pass-Through Rate by an amount equal to the Class A Certificate Owner's share of the expenses of the Trust for the period during which it owns a Class A Certificate. The Class A Certificate Owner will be entitled to deduct its share of expenses of the Trust to the extent described below. Any amounts received by a Class A Certificate Owner from the Reserve Account or from the subordination of the Class B Certificates will be treated for Federal income tax purposes as having the same characteristics as the payments they replace.

A Class A Certificate Owner will report its share of the income of the Trust including interest and certain other charges accrued on the Receivables, OID and market discount, payments received under the Yield Supplement Agreement (to the extent treated as income) and investment earnings on funds held pending distribution, under its usual method of accounting. Accordingly, interest, excluding OID or market discount, will be includible in a Certificate Owner's gross income when it accrues on the Receivables, or, in the case of Certificate Owners who are cash basis taxpayers, when received by the Servicer on behalf of Certificate Owners. Because (i) interest accrues on the Receivables over differing monthly periods and is paid in arrears and (ii) interest collected on a Receivable generally is paid to Certificateholders in the following month, the amount of interest accruing to a Certificate Owner during any calendar month will not equal the interest distributed in that month. The actual amount of discount on a Receivable will be includible in income as principal payments are received on the Receivables.

For administrative convenience, the Servicer intends to report the total amount of income with respect to the Class A Certificates of any given series on an aggregate basis (as though all of the Receivables and the Yield Supplement Agreement were a single obligation), rather than on an asset-by-asset basis. The amount and, in some instances, character, of the income reported to a Certificate Owner may differ under this method for a particular period from that which would be reported if income were reported on a precise asset-by-asset basis. Accordingly, the IRS could require that a Certificate Owner calculate its income either (i) on an asset-by-asset basis, accounting separately for each Receivable and the Yield Supplement Agreement, or (ii) by aggregating all Stripped Receivables under the aggregation rule described below and accounting for the remaining Receivables and the Yield Supplement Agreement on an asset-by-asset basis. See "--Discount and Premium--Original Issue Discount on Stripped Receivables." In computing its income on an asset-by-asset basis, a Certificate Owner would allocate its tax basis among the Receivables and its interest in the Yield Supplement Agreement in proportion to their fair market values. Because the annual percentage rates of the Receivables vary widely, the allocation of basis and computation of income on an asset-by-asset basis could have a more significant effect on the income of a Certificate Owner than it would if the Receivables had more uniform characteristics.

The remainder of the disclosure generally describes the Code provisions governing reporting of income on the Receivables and the Yield Supplement Agreement on a separate asset basis.

Discount and Premium

In determining whether a Certificate Owner has purchased its interest in the Receivables (or any Receivable) held by the related Trust at a discount and whether such Receivables (or any Receivable) have OID or, in the case of Supplemented Receivables, market discount, a portion of the purchase price of a Certificate should be allocated to the Certificate Owner's undivided interest in accrued but unpaid interest, amounts collected at the time of purchase but not distributed, and rights to receive Yield Supplement Amounts. As a result, the portion of the purchase price allocable to a Certificate Owner's undivided interest in the Receivables (or any Receivable) (the "PURCHASE PRICE") will be decreased and the potential OID and/or market discount on the Receivables (or any Receivable) could be increased.

ORIGINAL ISSUE DISCOUNT ON STRIPPED RECEIVABLES. Because the Stripped Receivables represent stripped bonds, they will be subject to the OID rules of the Code. Accordingly, the tax treatment of a Certificate Owner will depend in part upon whether the amount of OID on a Stripped Receivable is less than a statutorily defined DE MINIMIS amount.

In general, under Treasury Regulations issued under Section 1286 of the Code (the "SECTION 1286 REGULATIONS"), the amount of OID on a receivable treated as a "stripped bond" will be DE MINIMIS if it is less than 1/4 of one percent for each full year of weighted average life remaining after the purchase date until the maturity of the Receivable, although it is not clear whether expected prepayments are taken into account. Under the Section 1286 Regulations, it appears that the portion of the interest on each Receivable payable to the Certificate Owners may be treated as "qualified stated interest." As a result, the amount of OID on a Stripped Receivable will equal the amount by which the Purchase Price of a Stripped Receivable is less than the portion of the remaining principal balance of the Receivable allocable to the interest acquired.

If the amount of OID is DE MINIMIS under the rule set forth above, a Stripped Receivable would not be treated as having OID. The actual amount of discount on a Stripped Receivable would be includible in income as principal payments are received on the Receivable, in the proportion that each principal payment bears to the total principal amount of the Receivable.

If the OID on a Receivable is not treated as being DE MINIMIS, in addition to the amounts described above, a Certificate Owner will be required to include in income any OID as it accrues on a daily basis, regardless of when cash payments are received, using a method reflecting a constant yield on the Receivable (or Receivables). It is possible that the IRS could require use of a Prepayment Assumption in computing the yield of a Receivable. Accrued

OID would increase a Class A Certificate Owner's tax basis in the Class A Certificate (and the applicable Receivables). Distributions of principal and other items attributable to accrued OID (other than payments of interest on the Receivables at the sum of the Class A Pass-Through Rate and the Basic Servicing Fee Rate) would reduce a Class A Certificate Owner's tax basis. If a Receivable is deemed to be acquired by a Certificate Owner at a significant discount, such treatment could accelerate the accrual of income by a Certificate Owner.

The Trustee intends to account for OID, if any, reportable by Certificateholders by reference to the price paid for a Certificate by an initial purchaser, although the amount of OID will differ for subsequent purchasers. Such subsequent purchasers should consult their tax advisers regarding the proper calculation of OID on the interest in Receivables represented by a Certificate.

The Trustee will calculate OID, if any, on all of the Receivables (including both Stripped Receivables and Supplemented Receivables) on an aggregate basis and without the use of a Prepayment Assumption. Regulations issued under the OID provisions of the Code (the "OID REGULATIONS") suggest that all payments on the Stripped Receivables allocable to the Certificates may be aggregated in determining whether the Stripped Receivables will be treated as having OID, although the regulation does not include the Supplemented Receivables, since they are not "stripped bonds." Separate accounting for the Stripped Receivables and the Receivables that are not stripped would reduce the possibility that the Stripped Receivables would be treated as issued with OID; however, as discussed below, the Supplemented Receivables would be treated as having imputed interest, market discount, or both. In addition, it is not clear whether use of a Prepayment Assumption is required in computing OID. If the IRS were to require that OID be computed on a Receivable-by-Receivable basis, or that a Prepayment Assumption be used, the character and timing of a Certificate Owner's income could be adversely affected. Because under the stripped bond rules, each sale of a Certificate results in a recalculation of OID, a Certificate Owner technically will not be subject to the market discount provisions of the Code with respect to Stripped Receivables.

In the event that a Receivable is treated as purchased at a premium (I.E., its Purchase Price exceeds the portion of the remaining principal balance of such Receivable allocable to the Certificate Owner), such premium will be amortizable by the Certificate Owner as an offset to interest income (with a corresponding reduction in the Certificate Owner's basis) under a constant yield method over the term of the Receivable if an election under Section 171 of the Code is made with respect to the interests in the Receivables represented by the Certificates of a particular Trust or was previously in effect. Any such election will also apply to all debt instruments held by the Certificate Owner during the year in which the election is made and all debt instruments acquired thereafter.

A Certificate Owner will be entitled to deduct, consistent with its method of accounting, its PRO RATA share of reasonable servicing fees and other fees paid or incurred by the Trust as provided in Section 163 or 212 of the Code. If a Certificate Owner is an individual, estate or trust, the deduction for such holder's share of such fees will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees, exceed 2% of such holder's adjusted gross income. In addition, in the case of Certificate Owners who are individuals, certain otherwise allowable itemized deductions will be reduced, but not by more than 80%, by an amount equal to 3% of such holder's adjusted gross income in excess of a statutorily defined threshold ($121,200 in the case of a married couple filing jointly for the taxable year beginning in 1997). Because the Servicer will not report to Certificate Owners the amount of income or deductions attributable to interest earned on Collections, such a holder may effectively underreport its net taxable income.

SUPPLEMENTED RECEIVABLES. The Supplemented Receivables will not be treated as stripped bonds. A portion of the Certificate Owner's purchase price for a Certificate will be allocated to each Supplemented Receivable, based on its fair market value relative to the other assets of the Trust.

Some or all of the Supplemented Receivables may have imputed interest and/or market discount. If, as is likely, a Supplemented Receivable did not have "adequate stated interest" (as defined in the Code) when originated, then such Receivable has "imputed interest." Under the imputed interest rules of the Code, the "total unstated interest" on any Receivable as of its origination would equal the excess of (a) the sum of all principal payments due more than six months after such Receivable's date of origination over (b) the sum of the discounted present values of such principal payments and all interest payments due under such Receivable. The discount rate to be used in computing the present values is the "applicable federal rate" for the period during which the Receivable was originated. A portion of the Receivable's stated principal amount equal to such total unstated interest would be recharacterized as interest, and the Receivable's principal amount would be correspondingly reduced, thus increasing the total amount of income to be realized with respect to the Receivable. The total unstated interest would be included in gross income over the term of the Receivable using a constant yield-to-maturity method. It is not clear whether imputed interest may be reduced to the extent that a Receivable having imputed interest is subsequently sold for a price in excess of the imputed principal amount. It would appear reasonable to reduce the amount of imputed interest to the extent that such a purchase price reflects a movement of market interest rates since the origination of the Receivable.

To the extent that the portion of the purchase price allocated to a Certificate Owner's undivided interest in a Supplemented Receivable is less than the "stated redemption price at maturity" (or possibly the imputed principal amount, in the case of a Receivable with imputed interest) such Receivable will have market discount. The allocation of a portion of the purchase price of a Certificate to the rights to payments under the Yield Supplement Agreement, accrued interest and/or amounts collected and undistributed as of the date such Certificate was purchased may cause or increase the amount of market discount.

In general, under the market discount provisions of the Code, principal payments received by a Trust and all or a portion of the gain recognized upon a sale or other disposition of a Receivable or upon the sale or other disposition of a Certificate by a Certificate Owner will be treated as ordinary income to the extent of accrued market discount. Any payment received by a Certificate Owner upon a sale or other disposition of a Certificate in an amount in excess of accrued market discount will be treated as capital gain, assuming the Certificate Owner held such Certificate as a capital asset. In addition, a portion of the interest deductions of the Certificate Owner attributable to any indebtedness treated as incurred or continued to purchase or carry a Receivable may have to be deferred, unless a Certificate Owner makes an election to include market discount in income currently as it accrues, which election would apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which such election applies. Taxpayers may, in general, elect to accrue market discount either (i) under a constant yield-to-maturity method or (ii) in the proportion that the stated interest paid on the obligation for the current period bears to the total remaining interest on the obligation.

The manner in which the imputed interest rules interact with the market discount rules is unclear. It is also not clear whether the stated redemption price at maturity should be determined by excluding imputed interest under Section 483 of the Code, thereby avoiding duplicative amounts of market discount and imputed interest or whether the imputed interest is also recharacterized as market discount. The effect of a discount sale of a debt instrument that did not have adequate stated interest when originated may be to create overlapping amounts of imputed interest and market discount. It is unclear whether a purchaser of a debt instrument, such as a Supplemented Receivable, which has imputed interest and market discount should continue to report the imputed interest using the rules of Section 483 of the Code and the regulations thereunder (with a corresponding reduction in the amount of market discount) or whether all or a portion of such imputed interest is instead converted into market discount.

Class B Certificate Owners

IN GENERAL. Except as described below, it is believed that the Class B Certificate Owners will be subject to tax in the same manner as Class A Certificate Owners. However, no Federal income tax authorities address the precise method of taxation of an instrument such as the Class B Certificates. In the absence of applicable authorities, the Trustee intends to report income to Class B Certificate Owners in the manner described below.

Each Class B Certificate Owner will be treated as owning (i) the Class B Percentage of the principal on each Receivable plus (ii) a proportionate portion of the interest on each Receivable (not including the Retained Yield). Income will be reported to a Class B Certificate Owner based on the assumption that all amounts payable to the Class B Certificate Owners are taxable under the coupon stripping provisions of the Code and treated as a single obligation. In applying those provisions, the Trustee will take the position that a Class B Certificate Owner's entire share of the interest on a Receivable will qualify as "qualified stated interest." Thus, except to the extent modified by the effects of subordination of the Class B Certificates, as described below, income will be reported to Class B Certificate Owners in the manner described above for the Class A Certificate Owners.

EFFECT OF SUBORDINATION. If the Class B Certificate Owners received distributions of less than their share of the Trust's receipts of principal or interest (the "SHORTFALL AMOUNT") because of the subordination of the Class B Certificates, Class B Certificate Owners would probably be treated for Federal income tax purposes as if they had (1) received as distributions their full share of such receipts, (2) paid over to the Class A Certificate Owners an amount equal to such Shortfall Amount, and (3) retained the right to reimbursement of such amounts to the extent of future Collections otherwise available for deposit in the Reserve Account.

Under this analysis, (1) Class B Certificate Owners would be required to accrue as current income any interest or OID income of the Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the Class A Certificate Owners, (2) a loss would only be allowed to the Class B Certificate Owners when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it becomes clear that the amount will not be available from any source to reimburse such loss), and (3) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Class B Certificate Owners because such amount was previously included in income. Those results should not significantly affect the inclusion of income for Class B Certificate Owners on the accrual method of accounting, but could accelerate inclusion of income to Class B Certificate Owners on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions is unclear.

Yield Supplement Amounts

The proper Federal income tax characterization of the Yield Supplement Amounts is not clear. Moreover, the sum of the income and deductions properly reportable by a Certificate Owner in any taxable year may not equal the amounts that would be reportable if a Certificate Owner held instead of an interest in the Receivables and in the Yield Supplement Agreement either (i) a debt instrument bearing interest at the applicable Pass-Through Rate or (ii) an interest in a trust holding Receivables each of which bears interest at a rate at least equal to the sum of the Pass-Through Rate plus the Basic Servicing Fee Rate.

It is likely that the right to receive Yield Supplement Amounts will be treated as a separate asset purchased by each Certificate Owner, in which case a portion of each Certificate Owner's purchase price or other tax basis in the Certificate equal to the fair market value of the right to receive such Yield Supplement Amounts should be allocated to the right to receive payments of Yield Supplement Amounts. See "--Discount and Premium--Original Issue Discount on Stripped Receivables." The right to receive Yield Supplement Amounts may be treated as a loan made by a Certificate Owner to the Seller in an amount equal to the present value, discounted at a rate equal to the sum of the applicable Pass-Through Rate and the Basic Servicing Fee Rate, of the projected Yield Supplement Amounts. In that event, a portion of the Yield Supplement Amounts generally representing a yield equal to the applicable Pass-Through Rate plus the Basic Servicing Fee Rate on such discounted value should be treated as interest includible in income as accrued or received, and the remainder should be treated as a return of the principal amount of the deemed loan. Alternatively, it is possible that the entire amount of each Yield Supplement Amount should be included in income as accrued or received, in which event a Certificate Owner should also be entitled to amortize the portion of its purchase price allocable to its right to receive Yield Supplement Amounts. The method of calculating such amortization is unclear, and could result in the inclusion of greater amounts of income than a Certificate Owner's actual yield on a Receivable.

Alternatively, it is possible that the Yield Supplement Amounts could be treated as payments adjusting the purchase price of the Supplemented Receivables, rather than as a separate asset. In that event, a Certificate Owner could be treated as having purchased each Supplemented Receivable at a discount (which may consist of imputed interest, market discount, or both) that, combined with the actual coupon rate of such Receivable, produces a yield equal to the sum of the applicable Pass-Through Rate and the Basic Servicing Fee Rate. See "--Discount and Premium."

It is not clear whether, and to what extent, the amounts includible in income or amortizable under any of these methods would be adjusted to take account of prepayments on the Receivables. Moreover, it is possible that the IRS might contend that none of the above methods is appropriate, and that income with respect to the Yield Supplement Agreement should be reported by a Certificate Owner in some other manner. In addition, to the extent that the amounts payable pursuant to Yield Supplement Agreement decline during any period by reason of prepayments on the Receivables, it is possible that a portion of the amount amortizable by the Certificate Owner during such period would be treated as a capital loss (which would not offset ordinary income), rather than as an ordinary deduction. It is expected that the annual statement furnished to Certificateholders will report the net income derived from the Yield Supplement Agreement using a method that causes the total income attributable to a Certificate to equal income at the applicable Pass-Through Rate on the Class A Percentage or Class B Percentage of the Pool Balance. Certificate Owners are advised to consult their tax advisors regarding the appropriate method of accounting for income attributable to the Yield Supplement Agreement.

Sale of a Certificate

With respect to any series of Certificates, if a Certificate is sold, gain or loss will be recognized equal to the difference between the amount realized on the sale and the Certificate Owner's adjusted basis in the Receivables and any other assets held by the related Trust. A Certificate Owner's adjusted basis will equal the Certificate Owner's cost for the Certificate, increased by any discount previously included in income, and decreased by any deduction previously allowed for accrued premium and by the amount of principal payments previously received on the Receivables. Any gain or loss not attributable to accrued interest will be capital gain or loss if the Certificate was held as a capital asset.

Foreign Certificate Owners

Interest attributable to Receivables held by any Trust which is payable to a foreign Certificate Owner will generally not be subject to the normal 30% withholding tax imposed with respect to such payments, PROVIDED that such Certificate Owner is not engaged in a trade or business in the United States and that such Certificate Owner fulfills certain certification requirements. Under such certification requirements, the Certificate Owner must certify, under penalties of perjury, that it is not a "United States person" and it is the beneficial owner of the Certificates, and must provide its name and address. For this purpose, "United States person" means a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is includible in gross income for United States Federal income tax purposes, regardless of its source.

It is not clear whether amounts received by Certificate Owners that are attributable to payments of Yield Supplement Amounts received pursuant to any Yield Supplement Agreement would be subject to withholding tax. Accordingly, a prospective investor in Certificates who is not a United States person should assume that tax will be withheld from such payments at a rate of 30% (or such lower rate as may be provided in an applicable tax treaty). As a result, a Certificate may not be a suitable investment for a non-United States person.

Backup Withholding

Payments made on the Certificates and proceeds from the sale of Certificates will not be subject to a "backup" withholding tax of 31% (or such other level as may be applicable under then current law) unless, in general, the Certificate Owner fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code.

                              ERISA Considerations

The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to ERISA and the Code (all of which are hereinafter referred to as a "PLAN") and on persons who are fiduciaries with respect to such Plans. Moreover, based on the reasoning of the United States Supreme Court in JOHN HANCOCK LIFE INS. CO. V. HARRIS TRUST AND SAV. BANK, 510 U.S. 86 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a fiduciary with respect to such plans by virtue of such investment. In accordance with ERISA's general fiduciary standards, before investing in a Certificate, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). Thus, a Plan fiduciary considering an investment in Certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

An investment in any series of Certificates by a Plan might result in the assets of the related Trust being deemed to constitute Plan assets, which in turn might mean that certain aspects of such investment, including the operation of such Trust, might be prohibited transactions under ERISA and the Code. There may also be an improper delegation of the responsibility to manage Plan assets if Plans that purchase any Certificates are deemed to own an interest in the underlying assets of the related Trust. Neither ERISA nor the Code defines the term "plan assets." Under Section 2510.3-101 of the United States Department of Labor ("DOL") regulations (THE "REGULATION"), a Plan's assets may include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" in such entity.

Unless otherwise provided in the Prospectus Supplement, the DOL has granted an administrative exemption (each, an "EXEMPTION") to the underwriter(s) specified in the related Prospectus Supplement, exempting from the application of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code and Section 502(i) of ERISA certain transactions relating to the initial purchase, holding and subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements set forth in the applicable Exemption. The receivables covered by the Exemption include motor vehicle installment obligations such as the Receivables. The Exemption will apply to the acquisition, holding and resale of the Class A Certificates by a Plan from the underwriter specified in the Prospectus Supplement, provided that specified conditions (certain of which are described below) are met. The Seller believes that the Exemption will apply to the acquisition and holding of the Class A Certificates by a Plan and that all conditions of the Exemption other than those within the control of the investors have been or will be met.

The Exemption sets forth six general conditions that must be satisfied for a transaction involving the acquisition of the Class A Certificates by a Plan to be eligible for the exemptive relief thereunder:

    (1) the acquisition of the Class A Certificates by a Plan is on terms (including the price for the Class A Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

    (2) the rights and interests evidenced by the Class A Certificates acquired by a Plan are not subordinated to the rights and interests evidenced by other certificates of the related Trust;

    (3) the Class A Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any one of four rating entities, including S&P and Moody's;

    (4) the Trustee is not an affiliate of any other member of the "RESTRICTED GROUP," which consists of the Underwriters, the Seller, the Trustee and any Obligor with respect to the Receivables included in the Trust constituting more than 5% of the aggregate unamortized principal balance of the assets of the related Trust as of the date of initial issuance of the Class A Certificates, and any affiliate of such parties;

    (5) the sum of all payments made to and retained by the underwriter specified in the related prospectus supplement in connection with the distribution or placement of the Class A Certificates represents not more than reasonable compensation for underwriting or placing the Class A Certificates. The sum of all payments made to and retained by the Seller pursuant to the sale of the Receivables to the related Trust represents not more than the fair market value of such Receivables. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

    (6) the Plan investing in the Class A Certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

Because the rights and interests evidenced by the Class A Certificates acquired by a Plan are not subordinated to the rights and interests evidenced by other certificates of the related Trust, the second general condition set forth above is satisfied. It is a condition of the issuance of the Class A Certificates that they be rated in the highest rating category by any one of the rating entities, including S&P and Moody's. A fiduciary of a Plan contemplating purchasing a Class A Certificate must make its own determination that at the time of such acquisition, the Class A Certificates continue to satisfy the fourth general condition set forth above. The Seller and the Servicer expect that the fifth general condition set forth above will be satisfied with respect to the Class A Certificates. A fiduciary of a Plan contemplating purchasing a Class A Certificate must make its own determination that the first and sixth general conditions set forth above will be satisfied with respect to the Class A Certificates.

In addition the related Trust must satisfy the following requirements:

    (a) the corpus of such Trust must consist solely of assets of the type which have been included in other investment pools,

    (b) certificates in such other investment pools must have been rated in one of the three highest generic rating categories of S&P, Moody's, Duff & Phelps Credit Rating Co. or Fitch Investors Service, Inc. for at least one year prior to the Plan's acquisition of Class A Certificates, and

    (c) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Class A Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide relief from the restrictions imposed by Section 406(a) and 407(a) of ERISA as well as the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer or holding of the Class A Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Class A Certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Class A Certificates, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) and 407(a) of ERISA and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code in connection with the direct or indirect sale, exchange, transfer or holding of Class A Certificates in the initial issuance of Class A Certificates between the Seller or underwriter specified in the related Prospectus Supplement and a Plan other than an Excluded Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the Class A Certificates is (a) an Obligor with respect to 5% or less of the fair market value of the Receivables or (b) an affiliate of such person.

The Exemption also applies to transactions in connection with the servicing, management and operation of the related Trust, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus provided to, investing Plans before their purchase of Class A Certificates issued by the related Trust. Each Agreement is a pooling and servicing agreement as defined in the Exemption. All transactions relating to the servicing, management and operations of each Trust will be carried out in accordance with the related Agreement. See "The Certificates."

The Exemption also may provide relief from the restriction imposed by Sections 406(a) and 407(a) of ERISA and the taxes imposed by Section 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest or a disqualified person with respect to an investing Plan by virtue of providing services to a Plan (or by virtue of having certain specified relationships to such a person) solely as a result of such Plan's ownership of Class A Certificates.

Any Plan fiduciary considering whether to purchase a Class A Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the Exemption and other applicable issues and whether the Class A Certificates are an appropriate investment for a Plan under ERISA and the Code.

Because the Class B Certificates are subordinate interests, the Exemption will not be available for Class B Certificates. Accordingly, no Plan will be eligible to purchase or otherwise hold Class B Certificates and no beneficial interest therein may be sold or otherwise transferred to a Plan.

                              Plan of Distribution

Subject to the terms and conditions set forth in an underwriting agreement relating to any series of Certificates (an "UNDERWRITING AGREEMENT"), the Seller will agree to sell to each of the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase from the Seller, the principal amount of Class A Certificates and Class B Certificates set forth therein and in the related Prospectus Supplement (subject to proportional adjustment on the terms and conditions set forth in the related Underwriting Agreement (if any) in the event of an increase or decrease in the aggregate amount of Class A Certificates and Class B Certificates offered hereby and by the related Prospectus Supplement).

In each Underwriting Agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Class A Certificates and Class B Certificates offered hereby and by the related Prospectus Supplement if any of such Class A Certificates and Class B Certificates are purchased. In the event of a default by any underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the Underwriting Agreement may be terminated.

Each Prospectus Supplement will set forth the prices at which the Class A Certificates and Class B Certificates being offered thereby initially will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Certificates. After the initial public offering, the public offering price and such concessions may be changed.

Each Underwriting Agreement will provide that the Seller will indemnify the related underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The place and time of delivery for the Securities in respect of which this Prospectus is being delivered will be set forth in the accompanying Prospectus Supplement.

                                 Legal Matters

Certain legal matters will be passed upon for the Seller by Ray, Quinney & Nebeker, Salt Lake City, Utah and for the Underwriters by Kirkland & Ellis. Certain federal income tax and other matters will be passed upon for the Seller by Kirkland & Ellis. Certain Idaho state tax and other matters will be passed upon for the Seller by Moffatt, Thomas, Barrett, Rock & Fields. Alonzo W. Watson, a shareholder and director of Ray, Quinney & Nebeker, is also an officer of First Security Corporation. A daughter of the chief executive officer of First Security Corporation is a shareholder and director of Ray, Quinney & Nebeker.

                             Index of Defined Terms

Advance..................................................................................................          5
Aggregate Net losses.....................................................................................         28
Agreement................................................................................................       1, 3
Agreements...............................................................................................          1
Available Interest.......................................................................................         30
Available Principal......................................................................................         30
Available Reserve Amount.................................................................................         28
Average Delinquency Ratio................................................................................         28
Average Net Loss Ratio...................................................................................         28
Bank.....................................................................................................       1, 3
Basic Reserve Account Percentage.........................................................................         29
Basic Servicing Fee......................................................................................         26
Basic Servicing Fee Rate.................................................................................         26
Cede.....................................................................................................          4
Certificate Account......................................................................................         24
Certificate Owner........................................................................................          4
Certificateholders.......................................................................................          4
Certificates.............................................................................................          1
Class A Certificate Balance..............................................................................         31
Class A Certificateholders...............................................................................          4
Class A Distribution Account.............................................................................         24
Class A Interest Carryover Shortfall.....................................................................         32
Class A Interest Distribution............................................................................         32
Class A Monthly Interest.................................................................................         32
Class A Monthly Principal................................................................................         32
Class A Pool Factor......................................................................................         18
Class A Principal Carryover Shortfall....................................................................         32
Class A Principal Distribution...........................................................................         32
Class B Certificate Balance..............................................................................         32
Class B Certificateholders...............................................................................          4
Class B Distribution Account.............................................................................         24
Class B Interest Carryover Shortfall.....................................................................         32
Class B Interest Distribution............................................................................         32
Class B Monthly Interest.................................................................................         32
Class B Monthly Principal................................................................................         32
Class B Pool Factor......................................................................................         18
Class B Principal Carryover Shortfall....................................................................         33
Class B Principal Distribution...........................................................................         33
Closing Date.............................................................................................         18
Code.....................................................................................................         44
Collateral Agent.........................................................................................          3
Collection Period........................................................................................          4
Collections..............................................................................................         30
Commission...............................................................................................          2
Credit Deferral..........................................................................................         23
Dealer Agreements........................................................................................          3
Dealers..................................................................................................          3
Default Trigger..........................................................................................         29

Defaulted Receivable.....................................................................................         29
Definitive Certificates..................................................................................         21
Delinquency Ratio........................................................................................         29
Delinquency Trigger......................................................................................         29
Deposit Date.............................................................................................          6
Determination Date.......................................................................................         30
Direct Participants......................................................................................         20
Distribution Date........................................................................................       1, 4
DOL......................................................................................................         51
DTC......................................................................................................       1, 4
Eligible Bank............................................................................................         24
Eligible Deposit Account.................................................................................         24
Eligible Investments.....................................................................................         25
ERISA....................................................................................................         51
Events of Servicing Termination..........................................................................         35
Exemption................................................................................................         51
FDIC.....................................................................................................     10, 24
Financed Vehicles........................................................................................          3
FIRREA...................................................................................................         10
FTC Rule.................................................................................................         43
Full Payoff Amount.......................................................................................         29
Holders..................................................................................................         21
Indirect Participants....................................................................................         20
Initial Distribution Date................................................................................          4
Interest Accrual Date....................................................................................         33
Interest Collections.....................................................................................         30
IRS......................................................................................................      8, 44
Liquidation Proceeds.....................................................................................         29
Moody's..................................................................................................         24
Motor Vehicle Loans......................................................................................         15
Net Loss Ratio...........................................................................................         29
Obligor..................................................................................................          3
OID......................................................................................................         45
OID Regulations..........................................................................................         47
Optional Payment Deferral................................................................................         24
Original Certificate Balance.............................................................................          4
Original Class A Certificate Balance.....................................................................          4
Original Class B Certificate Balance.....................................................................          4
Original Pool Balance....................................................................................          4
Outstanding Advances.....................................................................................          7
Plan.....................................................................................................         51
Pool Balance.............................................................................................          4
Prepayment Assumption....................................................................................         45
Prospectus Supplement....................................................................................          1
Purchase Amount..........................................................................................         23
Purchase Price...........................................................................................         46
Purchased Receivable.....................................................................................         31
Rating Agency............................................................................................          9
Realized Losses..........................................................................................         33
Receivable File..........................................................................................         23
Receivables..............................................................................................       1, 3

Record Date..............................................................................................          4
Recoveries...............................................................................................         29
Regulation...............................................................................................         51
Required Class A Rating..................................................................................          8
Required Class B Rating..................................................................................          8
Reserve Account..........................................................................................          7
Reserve Account Floor Amount.............................................................................         29
Reserve Account Increase Percentage......................................................................         29
Reserve Account Initial Deposit..........................................................................          7
Reserve Account Trigger Starting Date....................................................................         29
Restricted Group.........................................................................................         52
Retained Yield...........................................................................................         45
Rules....................................................................................................         20
S&P......................................................................................................         24
Schedule of Receivables..................................................................................         21
Section 1286 Regulations.................................................................................         46
Securities Act...........................................................................................          2
Seller...................................................................................................       1, 3
Servicer.................................................................................................       1, 3
Servicer's Certificate...................................................................................         30
Shortfall Amount.........................................................................................     13, 49
Specified Reserve Account Balance........................................................................          7
Specified Yield Supplement Balance.......................................................................          6
Stripped Receivable......................................................................................         45
Supplemental Servicing Fee...............................................................................         26
Supplemented Receivables.................................................................................         45
Trust....................................................................................................       1, 3
Trust Property...........................................................................................          3
Trustee..................................................................................................       1, 3
UCC......................................................................................................         10
Underwriting Agreement...................................................................................         53
Yield Supplement Account.................................................................................      6, 27
Yield Supplement Agreement...............................................................................          6
Yield Supplement Amount..................................................................................          6
Yield Supplement Initial Deposit.........................................................................          6